AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the "Agreement") is made and entered into as of July 14, 2000 by and among GetThere Inc., a Delaware corporation ("Parent"), GetThere.com Acquisition Corp., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Parent, Plansite Corporation d/b/a AllMeetings.com, a Nevada corporation ("Company"), Brian Ashton ("Ashton"), Glenn Bingham ("Bingham") and Craig Martin ("Martin"). Ashton, Bingham and Martin are collectively referred to herein as the "Selling Shareholders", and individually as a "Selling Shareholder".

RECITALS

A. Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the shareholders and stockholders, respectively, of their respective companies that Company and Merger Sub combine into a single company through the merger of Company with and into Merger Sub (the "Merger"). Pursuant to the Merger, among other things, the outstanding shares of capital stock of Company (the "Company Capital Stock") shall be converted into the right to receive cash and shares of Parent's common stock ("Parent Common Stock") at the rates set forth herein.

B. Company, Selling Shareholders, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

AGREEMENT

The parties hereby agree as follows:

    The Merger.

      The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, articles of merger (the "Articles of Merger") complying with the Private Corporation Law of the State of Nevada ("Nevada Law"), a certificate of merger (the "Certificate of Merger") complying with the Delaware General Corporation Law ("Delaware Law"), and the applicable provisions of Delaware Law and Nevada Law, Company shall be merged with and into Merger Sub, the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable, (and in no event later than 5 business days after the satisfaction or waiver of each of the conditions set forth in Section 6 below or at such other time as the parties agree (the "Closing Date"). In connection with the Closing, the parties shall cause the Merger to be consummated by filing the Certificate of Merger and the Articles of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada, respectively, in accordance with the relevant provisions of Delaware Law and Nevada Law (the time of such filing in Delaware being the "Effective Time"). The Closing shall take place at the offices of Orrick Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California, or at such other location as the parties agree.

      Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger, the Articles of Merger, and the applicable provisions of Delaware Law and Nevada Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      Certificate of Incorporation; Bylaws.

        At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation, except that Article I shall be amended to read:

        The name of the corporation is AllMeetings Inc. (the "Corporation").

        At the Effective time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

      Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

      Effect on Capital Stock.
        Subject to adjustment as set forth in this Section and in Section 1.6(a)(ii), the aggregate merger consideration (as so adjusted, the "Aggregate Merger Consideration") shall consist of (A) 1,200,000 shares of Parent Common Stock and (B) cash in the amount of $13,305,625 (the "Aggregate Cash Portion"); provided, that the Aggregate Cash Portion shall be adjusted as follows: first, the Aggregate Cash Portion shall be reduced by the aggregate exercise prices (to the extent not paid to Company by the option holders) of all Company options exercised between the date hereof and the Effective Date, and (ii) an amount equal to the greater of (x) 50% of the aggregate severance payments, if any, made to Company employees not listed in Section 5.12 of the Parent Disclosure Schedule and (y) such aggregate severance payments minus $14,750; second, in the event the Unaudited Adjusted Net Assets (as defined below) exceed the Audited Adjusted Net Assets (as defined below) by more than $25,000, the Aggregate Cash Portion shall be decreased by such excess amount; third, in the event any of Company's shareholders provide the notice pursuant to Nevada Law Section 92A.420 with respect to their intent to dissent with respect to the transactions contemplated hereby, the Aggregate Cash Portion shall be reduced by an amount equal to the product of the number of shares as to which such rights are intended to be asserted and the per share Aggregate Merger Consideration which the Company's shareholders would have received if there were no dissenting shareholders (such Aggregate Merger Consideration calculated as the sum of (x) the value of 1,200,000 shares of Parent Common Stock and (y) the Aggregate Cash Portion after adjustment pursuant to clauses first and second above). "Unaudited Adjusted Net Assets" shall mean the current assets less total liabilities as shown on the Assets and Liabilities Statement (as defined below). "Audited Adjusted Net Assets" shall mean current assets less total liabilities as shown on the Audited Balance Sheet (as defined below).
          The cash and stock portions of the Aggregate Merger Consideration shall be further adjusted on the Closing Date as follows: If the cash portion of the Aggregate Merger Consideration (as calculated pursuant to Section 1.6(a)(i) before adjustment pursuant to this Section 1.6(a)(ii)) is greater than 50% of the sum of (x) the product of the average of the high and low prices of a share of Parent Common Stock on the Nasdaq National Market on the Closing Date multiplied by 1,200,000 (i.e., the initial number of shares of Parent Common Stock), the product of which shall then be reduced by the liquidity discount percentage ascribed to the Parent Common Stock to be issued in the Merger as set forth in the letter to be delivered to the Parent by Houlihan Valuation Advisors prior to the Closing (the "Discount Percentage"), and (y) the cash portion of the Aggregate Merger Consideration (as calculated pursuant to Section 1.6(a)(i) before adjustment pursuant to this Section 1.6(a)(ii)), then the cash portion of the Aggregate Merger Consideration shall be decreased and the stock portion of the Aggregate Merger Consideration shall be increased, as though shares of Parent Common Stock were purchased at a per share price equal to the average of the high and low prices of a share of Parent Common Stock on the Nasdaq National Market on the Closing Date (but not reduced by the Discount Percentage), to the extent necessary so that the cash portion of the Aggregate Merger Consideration shall not exceed 50% of the sum of (x) above (but for purposes of this calculation, the initial number of 1,200,000 shares of Parent Common Stock shall be increased by the number of shares added pursuant to this sentence) and (y) above (but for purposes of this calculation, the cash portion of the Aggregate Merger Consideration shall be as decreased pursuant to this sentence).
          The shares of Parent Common Stock which comprise the Aggregate Merger Consideration shall be subject to the following restrictions on transfer (in addition to any restrictions under applicable law): (i) twenty-five percent of the shares of Parent Common Stock received by each Company shareholder in the Merger shall be transferable by such shareholder upon the Closing; (ii) twenty- five percent of such shares shall not be transferable by such shareholder until the first anniversary date of the Closing; (iii) twenty-five percent of such shares shall not be transferable by such shareholder until the second anniversary date of the Closing; and (iv) twenty-five percent of such shares shall not be transferable by such shareholder until the third anniversary date of the Closing; provided, that the foregoing restrictions shall not apply with respect to any Escrow Shares sold by the Escrow Agent pursuant to Section 4(e) of the Escrow Agreement (but shall apply with respect to any Escrow Shares released to Company shareholders).
          For all purposes of this Section 1.6, each share of Parent Common Stock shall have a value equal to the average of the high and low prices of a share of Parent Common Stock on the Nasdaq National Market on the Closing Date reduced (except as expressly provided in Section 1.6(a)(ii)) by the Discount Percentage.
        By virtue of the Merger and without any action on the part of Merger Sub, Company or any of their respective shareholders, the following shall occur at the Effective Time:
          Preferential Consideration. Prior and in preference to any distribution of the Remaining Consideration (as defined below) to holders of Series B Preferred and Company Common Stock, each share of Series A Preferred (as defined below) issued and outstanding immediately prior to the Effective Time (except such shares the holders of which have elected to convert into Company Common Stock) shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive that number of shares of Parent Common Stock and an amount in cash (in the same proportions as the proportions of Parent Common Stock and cash that constitute the Aggregate Merger Consideration) which in the aggregate equals the sum of $9.998 and the per share amount of any accrued and unpaid dividends owing with respect to the Series A Preferred (the "Per Share Series A Preferential Consideration"). The Per Share Series A Preferential Consideration multiplied by the sum of the number of shares of Series A Preferred issued and outstanding immediately prior to the Effective Time (except such shares the holders of which have elected to convert into Company Common Stock) is herein referred to as the "Series A Preferential Consideration."
          Remaining Consideration . After full payment of the Series A Preferential Consideration, the Aggregate Merger Consideration less the Series A Preferential Consideration (the "Remaining Consideration") shall be distributed to the holders of the Series B Preferred which have not elected to convert their shares of Series B Preferred into Company Common Stock and holders of Company Common Stock, in each case issued and outstanding immediately prior to the Effective Time. Each such share of Series B Preferred Stock and Company Common Stock shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive that number of validly issued, fully paid and nonassessable shares of Parent Common Stock and that amount of cash which comprise the Remaining Consideration, in each case divided by the sum of the number of outstanding shares of Company Common Stock and shares of Series B Preferred.
        Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each person to which Parent Common Stock is to be issued hereunder who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such person) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the value of a share of Parent Common Stock. The fractional share interests of each person shall be aggregated, so that no person shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Parent Common Stock.

        Cancellation of Company Capital Stock. All shares of Company Capital Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive its portion of the Aggregate Merger Consideration as calculated pursuant to this Section 1.6 upon the surrender of such certificate in accordance with Section 1.7, without interest.

        Cancellation of Company Capital Stock Owned by Parent or Company. At the Effective Time, all shares of Company Capital Stock that are owned by Company as treasury stock, each share of Company Capital Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

        Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        Adjustments. The Aggregate Merger Consideration and the Per Share Series A Preferential Consideration shall each be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock, as applicable), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock, as applicable, occurring after the date of this Agreement and prior to the Effective Time. Except as provided in Section 1.6(a)(ii), no adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of (i) any increase or decrease in the market price of Parent Common Stock prior to the Effective Time, or (ii) any cash proceeds received by Company from the date of this Agreement to the Closing Date pursuant to the exercise of currently outstanding options or warrants to acquire Company Capital Stock.

        Dissenters' Rights. Any shares of Company Capital Stock as to which the holder has perfected its rights to dissent from the Merger ("Dissenting Shares") shall not be converted into the right to receive a portion of the Aggregate Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to applicable Delaware Law and Nevada Law. Company agrees that, except with the prior written consent of Parent, or as required under Delaware Law or Nevada Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law and Nevada Law, becomes entitled to payment of the fair value for shares of Company Capital Stock shall receive payment therefor (but only after such value shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such holder of certificate or certificates representing shares of Company Capital Stock, the portion of the Aggregate Merger Consideration to which such holder would otherwise be entitled under this Section 1.6, the Certificate of Merger and the Articles of Merger less the amount of cash and stock allocable to such holder that has been deposited in the Escrow Fund (as defined below) in respect of such portion of the Aggregate Merger Consideration pursuant to Section 7 below.

        Certificate Legends. The shares of Parent Common Stock to be issued pursuant to this Section 1 shall bear the following legends and any other legends required by state securities laws:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT AND PLAN OF MERGER DATED AS OF JULY 14, 2000 AMONG GETTHERE INC., GETTHERE.COM ACQUISITION CORP., PLANSITE CORPORATION, and the other signatories thereto and no transfer of these securities shall be valid or effective until such conditions have been fulfilled. Copies of such agreement may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of GETTHERE INC."

      Surrender of Certificates and Payment.

        Surrender of Certificates. At Closing, the shareholders of Company shall surrender to Parent (for cancellation by the Surviving Corporation) all certificates representing all outstanding shares of Company Capital Stock (collectively, "Certificates"). Such Certificates shall be accompanied by duly completed and validly executed letters of transmittal prepared theretofore by Parent.

        Payment by Parent. Immediately after the Effective Time, Parent shall pay to each Company shareholder who has surrendered Certificates and delivered a letter of transmittal as provided by Section 1.7(a), by wire transfer of immediately available funds to an account designated by such Company shareholder, the cash portion of the Aggregate Merger Consideration to which such Company shareholder is entitled pursuant to this Agreement (and will deposit the applicable portion of such cash portion on such Company shareholder's behalf with the Escrow Agent (as defined in Section 7.2) pursuant to Section 7.2) and shall deliver at the offices of Orrick, Herrington & Sutcliffe LLP as aforesaid (or at such other location as the parties hereto agree), a certificate representing the shares of Parent Common Stock to be issued to it hereunder registered in its name (and will deposit the applicable portion of such shares on such Company shareholder's behalf with the Escrow Agent pursuant to Section 7.2). Notwithstanding the foregoing, Parent shall distribute (or deposit with the Escrow Agent on the Company shareholder's behalf pursuant to Section 7.2, as applicable) the Aggregate Merger Consideration in accordance with the allocations set forth in Section 1.7(b) of the Company Disclosure Schedule, even where such distribution may change the portion of the Aggregate Merger Consideration to which a Company shareholder would otherwise be entitled, provided each Company shareholder agrees in writing to such distribution and a copy of such written agreement is delivered to Parent on or prior to the Closing Date. Between the date hereof and the date that is five business days prior to the Closing Date, Company shall have the right, upon the written consent of Parent (which consent shall not be unreasonably withheld) and provided each Company shareholder agrees in writing to such distribution (a copy of which agreement shall be delivered to Parent on or prior to the Closing Date), to amend Section 1.7(b) of the Company Disclosure Schedule. Such amendment shall, notwithstanding the last sentence of Section 5.11, be deemed to be part of the Company Disclosure Schedule delivered on the date hereof.

        No Liability. Notwithstanding anything to the contrary in Section 1.7, none of Parent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        Dissenting Shares. The provisions of Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the portion of the Aggregate Merger Consideration to which such holder is entitled pursuant to Section 1.6.

      No Further Ownership Rights in Company Capital Stock. All cash and shares of Parent Common Stock in the amount of the Aggregate Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to all shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.

      Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

      Withholding. Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

      Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, Parent shall pay (or deposit on the shareholder's behalf with the Escrow Agent, as applicable) in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such portion of the Aggregate Merger Consideration as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

    Representations and Warranties of Company and Ashton, Bingham and Martin.

    In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the Merger or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.

    In this Agreement, reference to the Company's "knowledge" means such party's actual knowledge after due and diligent inquiry of Ashton, Bingham, Martin, Mike Malinchok, Erick Rodriguez and Bo Warburton.

    Except as specifically disclosed in a document dated as of the date of this Agreement and delivered by Company and the Selling Shareholders to Parent prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), Company and Ashton, Bingham, and Martin represent and warrant to Parent and Merger Sub as follows:

      Organization; Subsidiaries. Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, its jurisdiction of organization. Company has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Company is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Company.

      Subsidiaries. Company has no subsidiaries. Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity.

      Certificate of Incorporation and Bylaws. Company has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Company, each as amended to date, to Parent. Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

      Capital Structure. The authorized capital stock of Company consists of 20,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share, of which there were issued and outstanding, as of the date hereof, 5,805,132 shares of Common Stock, 35,900 shares of Series A Preferred Stock (the "Series A Preferred"), and 600,600 shares of Series B Preferred Stock (the "Series B Preferred"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities, other than options to purchase an aggregate of 318,609 shares of Common Stock issued pursuant to the PlanSite Corporation Stock Incentive Plan (the "Company Plan"), and 300,000 shares of Common Stock issuable pursuant to an outstanding warrant certificate. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non- assessable and are free and clear of all pledges, liens, security interests, restrictions, trusts, options, covenants, conditions, encumbrances, charges, claims or rights of others of every type and description ("Encumbrances"), including preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company, or any agreement to which Company is a party or by which it is bound. All outstanding shares of Company Common Stock, Series A Preferred and Series B Preferred were issued in compliance with all applicable federal and state securities laws. There are no accrued and unpaid dividends owing to the holders of any Preferred Stock of the Company. As of the date hereof, Company has reserved (i) 887,800 shares of Common Stock for issuance upon conversion of the Series A Preferred and the Series B Preferred, and (ii) 2,500,000 shares of Common Stock for issuance to employees and consultants pursuant to the Company Plan, of which 1,977,032 shares have been issued pursuant to option exercises or direct stock purchases, 318,609 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. Since July 7, 2000, Company has not issued or granted additional options under the Company Plan. Section 2.4 of the Company Disclosure Schedule sets forth the number of outstanding Company Options and all other rights to acquire shares of Company Common Stock pursuant to the Company Plan and the applicable exercise prices. Except (i) for the rights created pursuant to this Agreement, (ii) for Company's right to repurchase any unvested shares under the Company Plan and (iii) as set forth in this Section 2.4 or in Section 2.4 of the Company Disclosure Schedule, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock (i) between or among Company and any of its shareholders and (ii) to the Company's knowledge, between or among any of Company's shareholders. True and complete copies of all agreements and instruments relating to or issued under the Company Plan have been made available to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Parent. Section 2.4 of the Company Disclosure Schedule sets forth the number and percentage of shares of Company Common Stock that will be owned by each Company shareholder on the Closing Date immediately before the Effective Time.

      Authority. Company has all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. Subject to obtaining the approval of the Company's shareholders, the execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Nevada Law and Delaware Law). Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by Company and constitutes, and the Escrow Agreement will constitute upon its execution and delivery by Company, the valid and binding obligations of Company enforceable against Company in accordance with their terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies in certain instances. The information set forth on Schedule 1.7(b) with respect to the issuance of certificates for shares of Parent Common Stock to be issued in the Merger has been authorized and agreed to by each Company shareholder with respect to the issuance of such shareholder's portion of such Parent Common Stock, and such issuance and distribution is in compliance with applicable Nevada Law.

      No Conflicts; Required Filings and Consents.

        Except as set forth in Section 2.6 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Escrow Agreement by Company does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Company, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its properties or assets.

        No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger and the Articles of Merger, together with the required officers' certificates, as provided in Section 1.2, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company. The "person" (within the meaning of 16 CFR 801.1 promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act")) which includes the Company has annual net sales less than $25,000,000 and total assets of less than $25,000,000 (in each case within the meaning of 16 CFR 802.20(b) promulgated under the HSR Act). Except as listed in Section 2.6 of the Company Disclosure Schedule, no consent, waiver, approval or authorization of any third party is required in connection with the Merger.

      Assets and Liabilities Statement. Section 2.7 of the Company Disclosure Schedule includes a statement of Company's current assets and total liabilities as of June 30, 2000 (the "Assets and Liabilities Statement"). The Assets and Liabilities Statement accurately sets out and describes the current assets and total liabilities of the Company as of June 30, 2000.

      Entire Business. Except as described in Section 2.8 of the Company Disclosure Schedule, the assets and properties owned, licensed or leased by Company constitute all of the assets and properties used in the operation of its business as conducted as of the Closing Date. No portion of Company's business is operated or conducted by or through any person or entity other than Company.

      Related Party Transactions. Except as set forth in Section 2.9 of the Company Disclosure Schedule: (a) no Related Party (as defined below) has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of Company; (b) no Related Party is, or has at any time been, indebted to Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract (as defined below), transaction or business dealing involving Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with Company; and (e) no Related Party has any claim or right against Company (other than rights under the Company employee stock option plan and rights to receive compensation for services performed as an employee of Company). For purposes of this Agreement, each of the following shall be deemed to be a "Related Party": (i) each of the Company's shareholders; (ii) each individual who is, or who has at any time been, an officer of Company; (iii) each member of the immediate family of each of the individuals referred to in clauses (i) and (ii) above; and (iv) any trust or other entity (other than Company) in which any one of the foregoing referred to in the preceding clauses (i), (ii) and (iii) holds (or in which more than one of them collectively holds), beneficially or otherwise, a voting, proprietary or equity interest of more than ten percent (10%).

      Absence of Undisclosed Liabilities. Company has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately provided for in the Assets and Liabilities Statement for the period ended June 30, 2000, (b) (i) ongoing obligations to perform under contracts, commitments, leases and agreements as specified on Schedule 2.10(b)(i), and (ii) liabilities to employees to pay salary and provide benefits as specified on Schedule 2.10(b)(ii), in the case of each of clause (i) and (ii), incurred in the ordinary course of business and consistent with past practices since June 30, 2000 (the "Company Liabilities Date"), and (c) those incurred in connection with the execution of this Agreement.

      Absence of Certain Changes. Except as set forth in Section 2.11 of the Company Disclosure Schedule and except for the execution of this Agreement, since the Company Liabilities Date, there has not been, occurred or arisen any:

        transaction by Company except in the ordinary course of business as conducted on that date and consistent with past practices, except as provided below in this Section 2.11;

        amendments or changes to the Certificate of Incorporation or Bylaws of Company;

        capital expenditure or commitment by Company, in any individual amount exceeding $10,000, or in the aggregate, exceeding $20,000;

        destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of Company (whether or not covered by insurance) which would constitute a Material Adverse Effect;

        labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

        other than with respect to the Audited Balance Sheet, change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Company or any revaluation by Company of any of its assets;

        declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its capital stock;

        increase in the salary or other compensation payable or to become payable by Company to any officers, directors, employees or advisors of Company, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by Company of a bonus or other additional salary or compensation to any such person, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

        sale, lease, license or other disposition of any of the assets or properties of Company, either (i) in excess of $10,000 in the aggregate or (ii) outside the ordinary course of business;

        termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which Company is a party or by which it is bound;

        loan by Company to any person or entity, or guaranty by Company of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (y) trade payables not in excess of $10,000 in the aggregate and in the ordinary course of business, consistent with past practices;

        waiver or release of any right or claim of Company, including any write-off or other compromise of any account receivable of Company in excess of $10,000 in the aggregate;

        the commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or, to the Company's or Company's officers' or directors' knowledge, investigation of Company or its affairs;

        notice of any claim of ownership by a third party of Company's Intellectual Property (as defined in Section 2.13 below) or of infringement by Company of any third party's Intellectual Property rights;

        issuance or sale by Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except for the issuance of securities upon the exercise of options by option holders;

        change in pricing or royalties set or charged by Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Company;

        event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on Company or the Surviving Corporation; or

        agreement by Company or any officer or employee of Company on behalf of Company to do any of the things described in the preceding clauses (a) through (q) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      Litigation. There is no private or Governmental Entity action, suit, proceeding (administrative or otherwise), claim, arbitration, mediation or investigation pending before any agency, court or tribunal, foreign or domestic ("Action"), or, to the knowledge of Company, threatened against Company or any of its properties or any of its officers or directors (in their capacities as such), or any basis therefore that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company. There is no judgment, decree or order against Company or, to the knowledge of Company, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Company.

      Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Company, any acquisition of property by Company or the overall conduct of business by Company as currently conducted or as proposed to be conducted by Company. Except as set forth in Schedule 2.13, Company has not entered into any agreement under which Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

      Permits; Company Products; Regulation. Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Authorizations") and no suspension or cancellation of any Company Authorization is pending or, to Company's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Company Authorization would not have a Material Adverse Effect on Company. Company is not in conflict with, or in default or violation of, (i) any laws applicable to Company or by which any property or asset of Company is bound or affected, (ii) any Company Authorization, or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or any property or asset of Company is bound or affected, except for any such conflict, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect on Company.

      Title to Property.

        Other than with respect to matters covered in Section 2.16, Company has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Assets and Liabilities Statement or acquired after the Company Liabilities Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Liabilities Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which is reflected on the Assets and Liabilities Statement. The plants, property and equipment of Company that are used in the operations of its businesses are in good operating condition and repair. All properties used in the operations of Company are reflected in the Assets and Liabilities Statement to the extent United States generally accepted accounting principles require the same to be reflected.

        Section 2.15(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by Company, and with respect to leased real property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease for the 1999 fiscal year of Company. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Company, each such lease is a legal, valid and binding obligation of Company, enforceable against Company and, to the knowledge of Company, all other parties thereto in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. Company is not in default under, nor, to Company's knowledge, is any other party thereto in default under, any such lease, except in any such case for any such default that would not, individually or in the aggregate, have a Material Adverse Effect on Company. Company has not received written notice of cancellation or termination of any such lease from any other party thereto. Company has furnished Parent with true and complete copies of all such leases together with all amendments, waivers or other changes thereto.

        Section 2.15(c) of the Company Disclosure Schedule also sets forth a true, correct and complete list of all equipment (the "Equipment") owned or leased by Company, and such Equipment is, taken as a whole, (i) adequate for the conduct of Company's business, consistent with its past practice, and (ii) in good operating condition (except for ordinary wear and tear).

      Intellectual Property.

        Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Company as currently conducted or are proposed to be used by Company with respect to the initiatives listed in Section 2.16(a) of the Company Disclosure Schedule, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Company.

        Section 2.16(b) of the Company Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which Company is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of, any Company product that is material to its business. Company is not in violation of any license, sublicense or agreement described in Section 2.16 of the Company Disclosure Schedule. Except as set forth in Section 2.16 of the Company Disclosure Schedule, the execution and delivery of this Agreement by Company and the consummation of the transactions contemplated hereby, will neither cause Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

        Except as set forth in Section 2.16(c) of the Company Disclosure Schedule, Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which such Intellectual Property is being used.

        To the Company's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Company, any trade secret material to Company or any Intellectual Property right of any third party to the extent licensed by or through Company, by any third party, including any employee or former employee of Company. Except as set forth in Section 2.16(d) of the Company Disclosure Schedule, Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

        All patents, registered trademarks, service marks and copyrights held by Company are valid and existing and. to the Company's knowledge, there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of Company. Company has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. Neither the conduct of the business of Company as currently conducted nor the manufacture, sale, licensing or use of any of the products of Company as now manufactured, sold or licensed or used, nor, to Company's actual knowledge (with no representation as to any level of inquiry), the use in any way of the Intellectual Property in the manufacture, use, sale or licensing by Company of any products currently proposed (as set forth in Section 2.16(a) of the Company Disclosure Schedule), infringes on or conflicts with (or will infringe on or conflict with, as applicable), in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Company. All registered trademarks, service marks and copyrights held by Company are valid and existing. To Company's knowledge, no third party is challenging the ownership by Company, or the validity or effectiveness of, any of the Intellectual Property. Company has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the best of Company's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Company, except such as may have been commenced by Company. There is no breach or violation of or actual loss of rights under any license agreement to which Company is a party, and to Company's knowledge, no such breach or violation is threatened.

        Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions. Company has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Company has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Company's standard forms and all current and former employees, consultant and independent contractors of Company have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

      Taxes.

        For purposes of this Section 2.17 and other provisions of this Agreement relating to Taxes, the following terms shall be defined as follows:

          The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof,

            imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

          The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

        Except as set forth on Schedule 2.17(b), all Returns required to be filed by or on behalf of Company have been duly filed and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Company under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other material Taxes are payable by Company with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Company has withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Company is contesting in good faith through appropriate proceedings. Company has not been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

        The amount of Company's liabilities for unpaid Taxes for all periods through the date of the Audited Balance Sheet (as defined below) will not, in the aggregate, materially exceed the amount of the liability accruals for Taxes reflected on the Audited Balance Sheet, and the Audited Balance Sheet will properly accrue in accordance with U.S. generally accepted accounting principles ("GAAP") all liabilities for Taxes of Company and its Subsidiaries payable after the date of the Audited Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes of Company has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business or as may result with respect to the Merger.

        Parent has been furnished (or prior to Closing will be furnished) by Company true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Company relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Company for all periods since the Company's incorporation.

        No audit of the Returns of or including Company by a government or taxing authority is in process, threatened or, to Company's knowledge, pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected by the Company to be asserted with respect to Taxes of Company, and Company has not received notice (either in writing or orally, formally or informally) nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. Company is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Company or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Company. Company has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws.

        Company is not (nor has it ever been) a party to any tax sharing agreement. Company has not been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

        Company is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Company is not a "consenting corporation" under Section 341(f) of the Code. Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Company pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Company has not agreed to, nor is it required to make, other than by reason of the Merger, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Company will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Company received the economic benefit prior to the Closing Date. Company is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

      Employee Benefit Plans.

        Section 2.18(a) of the Company Disclosure Schedule sets forth a true, correct and complete list as of the Closing Date of the name, 1999 IRS Form W-2 compensation (including bonuses and commissions), title, current base salary rate, commissions and accrued unused vacation benefits as of June 30, 2000 of each of the then employees of Company ("Business Employees"). All Business Employees are jointly employed by the Company and Professional Staff Management, Inc. ("PSMI"). Section 2.18(a) of the Disclosure Schedule contains a true, complete and correct copy of the service agreement between the Company and PSMI governing their sharing of the Business Employees (the "PSMI Contract").

        "Employee Plans" shall mean (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all contracts and agreements relating to employment that provide for annual compensation in excess of $100,000 and all severance agreements, with any of the directors, officers or employees of Company (other than, in each case, any such contract or agreement that is terminable by Company at will or without penalty or other adverse consequence), (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Company and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Company of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Company. Schedule 2.18(b) lists, with respect to Company, and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, all Employee Plans that are currently or in the past six (6) years have been sponsored, maintained or administered by the Company or any ERISA Affiliate, or to which the Company or any ERISA Affiliate has made direct contributions ("Company Employee Plans"). Schedule 2.18(b) separately lists (i) each of the Employee Plans that are currently or in the past six (6) years have been sponsored, maintained or administered by PSMI with respect to Business Employees or to which PSMI has made contributions with respect to Business Employees ("PSMI Plans").

        Company has furnished to Parent a copy of (i) each of the Company Employee Plans, (ii) each of the PSMI Plans (or a summary of the material features of such plans), and (iii) to the extent in Company's possession, any related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan or PSMI Plan intended to be qualified under Section 401(a) of the Code has, if required, either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Company has, or prior to the Closing will have, also furnished Parent with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan and PSMI Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan or PSMI Plan subject to Code Section 401(a).

        Except as set forth in Section 2.18(d) of the Company Disclosure Schedule, (i) no Company Employee Plan or PSMI Plan promises or provides retiree (or post- employment) medical or other retiree (or post-employment) welfare or life insurance benefits to any person, except as required by COBRA (as defined below); (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan or PSMI Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Company Employee Plan and PSMI Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Company and PSMI have performed all material obligations required to be performed by either of them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans or PSMI Plans; (iv) Company is not subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans or PSMI Plans; (v) all material contributions required to be made by Company to any Company Employee Plan have been made on or before their due dates and, to the extent required by GAAP, a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) no Company Employee Plan or PSMI Plan is, or has ever been, subject to Title IV of ERISA; (vii) Neither Company, any ERISA Affiliate nor PSMI has incurred or expects to incur any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or an employer's withdrawal from, any employee benefit plan subject to Title IV of ERISA, and no fact or event exists that could give rise to any such liability, or under Section 412 of the Code; (viii) no Company Employee Plan is a "multiple employer plan" as defined in Section 413(c) of the Code (the PSMI Plans, however, may constitute "multiple employer plans"); and (ix) Company has not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, (the "WARN Act") and no fact or event exists that could reasonably be expected to give rise to liability under such act. With respect to each Company Employee Plan subject to ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. Company has no current liability, and, from and after the date of this Agreement, no liability will be incurred by Company, in each case with respect to any PSMI Plan other than to pay the service fees currently required under the PSMI Contract.

        Except as set forth in Section 2.18(e) of the Company Disclosure Schedule or expressly provided by this Agreement, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company to severance benefits or any other payment (including golden parachute or bonus), or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

        There are no Actions pending (other than routine claims for benefits) nor to the knowledge of Company are any Actions (other than routine claims for benefits) threatened against any Company Employee Plan or PSMI Plan or the assets or fiduciaries of any Company Employee Plan or PSMI Plan. Except as set forth in Section 2.18(e) of the Company Disclosure Schedule, to the knowledge of Company, no Company Employee Plan or PSMI Plan nor any fiduciary of such Plan has ever been the subject of an audit, investigation or examination by any Governmental Entity with respect to such plan.

        No Company Employee Plan is a self-funded medical or health benefit plan or maintained in connection with an organization described in Section 501(c)(9) of the Code.

      Material Contracts.

        Subsections (i) through (ix) of Section 2.19(a) of the Company Disclosure Schedule contain a true and complete list of the following (collectively, "Material Contracts"):

          each customer contract and agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Company is a party which (A) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, (B) is likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2001, (C) is likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by Company on not more than 40 days' notice without penalty;

          (A) all broker, franchise, agency and dealer contracts and agreements to which Company is a party and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which Company is a party which: (1) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1999, (2) are likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, or (3) are likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract;

          all management contracts with independent contractors or consultants (or similar arrangements) to which Company is a party and which (A) involved consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 1999, (B) are likely to involve consideration of more than $10,000 in the aggregate during the calendar year ended December 31, 2000, or (C) are likely to involve consideration of more than $10,000 in the aggregate over the remaining term of the contract;

          all contracts and agreements (excluding routine checking account overdraft agreements involving petty cash amounts) under which Company has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Company has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;

          all contracts and agreements that limit the ability of Company or, after the Effective Time, Parent or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

          all contracts and agreements between or among Company, on the one hand, and any affiliate of Company, on the other hand;

          all contracts and agreements to which Company is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer; and

          all other contracts or agreements (A) which are material to Company or the conduct of its business, (B) the absence of which would have a Material Adverse Effect on Company, or (C) which are believed by Company to be of unique value even though not material to the business of Company.

        Except as would not, individually or in the aggregate, have a Material Adverse Effect on Company, each Company license, each Material Contract and each other material contract or agreement of Company which would not have been required to be disclosed in Section 2.19(a) of the Company Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, is a legal, valid and binding agreement, and none of the Company licenses or Material Contracts is in default by its terms or has been cancelled by the other party; Company is not in receipt of any claim of default under any such agreement; and Company does not anticipate any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Company has furnished Parent with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

      Insurance. Company has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Company. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company is otherwise in compliance with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      Compliance with Laws. Except with respect to matters covered in Sections 2.17 and 2.18, Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Company.

      Minute Books. The minute books of Company made available to Parent contain a complete summary of all material aspects of all meetings of directors and shareholders, and all resolutions or actions by written consent by directors or shareholders since the time of incorporation of Company through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

      Complete Copies of Materials. Company has delivered or made available true and copies of each document which has been requested in writing by Parent or its counsel in connection with their legal and accounting review of Company.

      Brokers' and Finders' Fees. Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      Board Approval. The Board of Directors of Company has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of Company and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Company approve this Agreement and the Merger.

      Environmental Matters. (i) There are no Hazardous Materials (as defined below) in the fixtures, structures, soils, groundwater, surface water or air on, under or about or emanating from the properties currently or formerly used, operated, owned, leased, controlled, possessed, occupied or maintained by Company, including any properties adjoining such properties; (ii) there are no adverse environmental conditions arising from the use, generation, production, manufacture, treatment, storage, disposal, release, threatened release, discharge, spillage, loss, seepage or filtration of Hazardous Material from, on, under or about such properties which could result in liability to the Company; (iii) Company is not in violation or noncompliance or alleged violation or noncompliance with any Environmental and Safety Law (as defined below) or judgment, order or decree arising from or related to the use, operation, ownership, lease, possession, control, occupancy, maintenance or condition of such properties; and (iv) Company has not failed to obtain or maintain in effect any Company Authorization required by any Environmental and Safety Law or judgment, order or decree as a result of the operation of the business of Company (as presently conducted or as conducted at any time in the past), or the use, operation, ownership, lease, control, possession, occupancy, maintenance or condition of such properties.
        The following terms shall have the meanings designated below in this Agreement:

      "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public.

      "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum and petroleum products including crude oil and any fractions thereof; natural gas, synthetic gas, and any mixtures thereof; radon; asbestos; and any other pollutant or contaminant.

      Labor Matters. There are no labor or employment related liabilities, obligations, actions, suits, proceedings, claims, judgments, decrees, orders, damages, costs, attorneys' fees, expenses, grievances, unfair labor practices or violations or alleged violations of any applicable judgments, laws (statutory or common), rules or regulations which Company or any Parent Indemnified Person (as defined below) may be subject to or incur by reason of any act, omission or matter occurring on or prior to the Effective Time relating to any employees, agents, representatives or contractors of Company.

      Representations Complete. None of the representations or warranties made by Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

    Representations and Warranties of Parent and Merger Sub.

    In this Agreement, reference to the Parent's "knowledge" means such party's actual knowledge after due and diligent inquiry of Gadi Maier, Kenneth R. Pelowski, Beverley Griggs, and David Muhlitner.

    Except as specifically disclosed in a document dated as of the date of this Agreement and delivered by Parent and Merger Sub to Company prior to execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub represent and warrant to Company as follows:

      Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Each of Parent and Merger Sub is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Merger Sub.

      Authority. Upon approval by their respective board of directors, Parent and Merger Sub shall have all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby, and the execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law and Nevada Law). This Agreement has been duly executed and delivered by Parent and Merger Sub and upon approval by their respective boards of directors, will constitute the valid and binding obligations of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. The Escrow Agreement will constitute upon its execution and delivery by Parent the valid and binding obligation of Parent, enforceable against it in accordance with its terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

      No Conflict; Required Filings and Consents.

        The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets.

        No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and the Escrow Agreement by Parent and Merger Sub or the consummation of the transactions contemplated hereby and thereby by Parent and Merger Sub, except for (i) the filing of the Certificate of Merger and the Articles of Merger as provided in Section 1.2, (ii) such filings as may be required under the Securities Exchange Act of 1934, as amended; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent or Merger Sub. Assuming the accuracy of and in reliance upon the Company's representation and warranty with respect to the HSR Act in Section 2.6(b), the transactions contemplated hereby are exempt from the notification and waiting period requirements of the HSR Act.

      Litigation. There are no Actions pending or, to the knowledge of Parent, threatened against Parent or Merger Sub or any of their properties or any of their officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent. There is no judgment, decree or order against Parent or any of its subsidiaries or, to the knowledge of Parent or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent.

      Broker's and Finders' Fees. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      SEC Filings; Financial Statements.

        Parent has filed all required reports, schedules, forms, registration and definitive proxy statements with the Securities and Exchange Commission (the "SEC") on or after November 23, 1999 (the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
        Each set of financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

    Conduct Prior to the Effective Time.

      Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due subject to Parent's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Company agrees to promptly notify Parent of any event or occurrence not in the ordinary course of its business, and of any event which could have a Material Adverse Effect on Company. Without limiting the foregoing, except as expressly contemplated by this Agreement, Company shall not do, cause or permit any of the following, without the prior written consent of Parent:

        Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

        Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

        Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans, other than as currently required by such plans.

        Material Contracts. Enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

        Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

        Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property;

        Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

        Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, except in the ordinary course of business consistent with past practice;

        Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

        Leases. Enter into any operating lease;

        Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $5,000 in any one case or $10,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Audited Balance Sheet;

        Capital Expenditures. Make any capital expenditures, capital additions or capital improvements;

        Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

        Termination or Waiver. Terminate or waive any right of substantial value;

        Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan or PSMI Plan (except as may be required to conform to changes in Applicable Laws), or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

        Severance Arrangement. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date of this Agreement, copies of which have been provided to Parent, (B) grants which are made in the ordinary course of business in accordance with its standard past practice or (C) severance payments made to Company employees not listed in Section 5.12 of the Parent Disclosure Schedule;

        Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

        Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

        Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

        Notices. Fail to give all notices and any other information required to be given to the employees of Company, any collective bargaining unit representing any group of employees of Company, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement;

        Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

        Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

      Audited Balance Sheet. An audited balance sheet of the Company as of June 30, 2000 (the "Audited Balance Sheet") shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be set forth in the notes thereto. The Audited Balance Sheet shall accurately set out and describe the financial condition and operating results of Company and its consolidated Subsidiaries as of the date indicated therein. Company will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company shall deliver the Audited Balance Sheet to Parent on or prior to the date which is 3 business days prior to the Closing.

      No Solicitation. Company and the officers, directors, employees or other agents of Company will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Company to, or afford access to the properties, books or records of Company to, any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Company, then, to the extent the Board of Directors of Company believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Company's shareholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Company determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Company to comply with its fiduciary duties to shareholders under applicable law, Company and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Company's Board of Directors, and such actions shall not be considered a breach of this Section 4.3 or any other provisions of this Agreement; provided, however, that Company shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal unless Company shall have terminated this Agreement pursuant to Section 7.1(c)(ii). Company will promptly notify Parent after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Company or for access to the properties, books or records of Company by any person that has advised Company that it may be considering making, or that has made, a Takeover Proposal and will keep Parent fully informed of the status and details of any such Takeover Proposal notice or request, including the identity of the Person making the Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Company or the acquisition of any equity interest in, or a significant portion of the assets of, Company, other than the transactions contemplated by this Agreement.

      Shareholder Approval. If this Agreement is required by Nevada or Delaware Law to be approved by the Company's shareholders, then the Company shall cause a meeting of its shareholders (the "Shareholders' Meeting") to be duly called and held, or a written consent of shareholders (the "Shareholders' Written Consent") to be duly circulated, as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. In connection with such meeting, the Company (i) shall promptly prepare and thereafter mail to its shareholders as promptly as practicable a proxy statement and all other proxy materials for such meeting, (ii) shall give Parent and its counsel the opportunity to review the proxy statement prior to its being sent to the shareholders and shall give Parent and its counsel the opportunity to review all amendments and supplements to the proxy statement, (iii) shall use all reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (iv) shall otherwise comply with all legal requirements applicable to such meeting.

    Additional Agreements.

      Commercially Reasonable Efforts; Further Assurances. Each of the parties to this Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      Consents; Cooperation.

        Each of Parent and Company shall use its reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

        From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Parent or its subsidiaries to own or operate all or any portion of the businesses or assets of Company.

        Each of Parent and Company shall give or cause to be given any required notices to third parties, and use its reasonable best efforts to obtain all consents, waivers and approvals from third parties (i) necessary, proper or advisable to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on Company or Parent from occurring prior or after the Effective Time. In the event that Parent or Company shall fail to obtain any third party consent, waiver or approval described in this Section 5.2(c), it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Parent and Company and their respective businesses resulting (or which could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

        Each of Parent and Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

      Access to Information.

        Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Company's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Company as Parent may reasonably request. Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

        Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

        No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      Confidentiality. The parties acknowledge that Parent and Company executed a non-disclosure agreement dated as of April 6, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

      Public Disclosure. Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

      FIRPTA. Company shall, prior to the Closing Date, provide Parent with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which shall state that shares of capital stock of Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445- 2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Company shall have provided to Parent a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of Company upon the Closing of the Merger.

      Termination of Employee Plans, Exercise of Stock Options and Cancellation of Warrants.
        Vesting and Exercise of Stock Options. Prior to the Closing Date, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary or appropriate to (i) cause each option for Company Capital Stock that is outstanding to vest and to be exercisable immediately prior to the Effective Time and (ii) permit each such option to be exercised as of the Effective Time.
        Termination of Stock Incentive Plan and Cancellation of Warrant. Company shall (i) take all actions necessary to provide that, effective as of the Effective Time, the 1999 Stock Incentive Plan and any similar plan or agreement of Company shall be terminated, (ii) make its best efforts to provide that, effective as of the Effective Time, any outstanding warrants for Company capital stock shall be cancelled, and (iii) make its best efforts to provide that, effective as of the Effective Time, any rights under any other plan, program, agreement or arrangement relating to the issuance or grant of any other interest in respect of the Company Capital Stock shall be terminated.
        Option Holder Consents. Prior to the Effective Time, Company shall (i) make its best efforts to obtain all necessary consents and acknowledgments (in a form acceptable to Parent) from holders of options and warrants for Company Capital Stock and (ii) make its best efforts to take all lawful action, as is necessary to give effect to the provisions of Sections 5.7(a) and (b).
        Except for regular service fees (as currently required under the PSMI Contract) incurred in the ordinary course of business or as disclosed in Section 5.7 of the Company Disclosure Schedule, after the date of this Agreement, Company shall not incur any additional liability under the PSMI Contract. Subject to the 30-day notice requirement set forth in the PSMI Contract, prior to the Effective Time, Company shall terminate the PSMI Contract, so that no material amounts shall be due or payable by Company or Parent under the PSMI Contract (to PSMI or to any other party) after the Effective Time other than for the services rendered in the ordinary course of business on or prior to the Closing Date.

      State Statutes. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, Parent and its Board of Directors or Company and its Board of Directors, as the case may be, shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

      Escrow Agreement. On or before the Effective Time, the Escrow Agent will execute the Escrow Agreement contemplated by Section 8 in the form attached hereto as Exhibit A ("Escrow Agreement").

      Tax Representation Letter. Prior to the Closing, the Company and Parent shall execute and deliver to Orrick, Herrington & Sutcliffe LLP tax representation letters in the forms attached hereto as Exhibit B-1 and Exhibit B- 2, respectively, which may be relied upon by such counsel in connection with the legal opinion contemplated by Section 6.3(g) below.

      Amendment of Schedules. Each party agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Sections of such party's Disclosure Schedule with respect to any matter hereafter arising which, if existing at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule; provided, that the delivery by a party pursuant to this Section of any supplement or amendment to such party's Disclosure Schedule shall not limit or otherwise affect the rights or remedies available hereunder to the party receiving such supplement or amendment. Without limiting the foregoing, for purposes of determining whether the conditions set forth in Section 6 have been fulfilled, a party's Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto, but if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing shall be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement, except in connection with any matters which arise out of or constitute willful misconduct or intentional breach, which shall not be waived and as to which claims may be made.

      Offers of Employment. Parent shall deliver to each employee of Company listed in Section 5.12 of the Parent Disclosure Schedule a letter or employment agreement offering such employee employment with Parent and setting forth the place, position, salary, benefits and other terms of employment.

      Repayment of Loans to Company Shareholders. Each of Ashton and Martin shall, no later than one day prior to the Closing Date, repay all loans from Company, including, without limitation, the loans set forth in Section 2.9 of the Company Disclosure Schedule.

    Conditions to the Merger.

      Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

        No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

        Governmental Approval. Parent, Company and Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including, without limitation, such approvals, waivers and consents as may be required under HSR, under the Securities Act and under any state securities laws.

        Certificate of Merger; Articles of Merger. A Certificate of Merger complying with applicable Delaware Law, and Articles of Merger, complying with applicable Nevada Law, each in form and substance satisfactory to Parent and Company, shall have been approved by the boards of directors and shareholders of and executed by the officers of the parties hereto, as may be required pursuant to applicable Delaware Law and applicable Nevada Law.

        Escrow Agreement. Parent, Company, Selling Shareholders and Escrow Agent shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit A.

        Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable as part of the Aggregate Merger Consideration.

        Discount Percentage. The Discount Percentage shall not be greater than 40%.

      Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

        Representations, Warranties and Covenants (i) Each of the representations and warranties of Parent and Merger Sub in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Parent and Merger Sub in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

        No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Parent.

        Certificates of Parent.

          Compliance Certificate of Parent. Company shall have been provided with a certificate executed on behalf of Parent by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) and (b) above has been satisfied with respect to Parent.

          Certificate of Secretary of Parent. Company shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Parent certifying:

            Resolutions duly adopted by the Board of Directors of Parent authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

            the incumbency of the officers of Parent executing this Agreement and all agreements and documents contemplated hereby.

        Certificates of Merger Sub.

          Compliance Certificate of Merger Sub. Company shall have been provided with a certificate executed on behalf of Merger Sub by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) above has been satisfied with respect to Merger Sub.

          Certificate of Secretary of Merger Sub. Company shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Merger Sub certifying:

            Resolutions duly adopted by the Board of Directors and the sole stockholder of Merger Sub authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

            the incumbency of the officers of Merger Sub executing this Agreement and all agreements and documents contemplated hereby.

        Legal Opinions. Company shall have received legal opinions from Parent's in-house and outside legal counsel, in substantially the forms of Exhibits C-1 and C-2.

        Tax Opinion. Company shall have received the written opinion of Company's legal counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and Company and the Selling Shareholders and the parties agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinion.

        Offers of Employment. Parent shall have made offers of employment to certain employees of Company pursuant to Section 5.12.

      Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

        Representations, Warranties and Covenants. (i) Each of the representations and warranties of Company in this Agreement (as qualified by the Company Disclosure Schedule) that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Company in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date); provided, that the representation and warranty of Company in Section 2.10 shall, for purposes of this Section 6.3(a), be deemed to refer, in clause (a) thereof, to the Audited Balance Sheet rather than the Assets and Liabilities Statement; and (ii) Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

        No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Company.

        Certificates of Company.

          Compliance Certificate of Company. Parent and Merger Sub shall have been provided with a certificate executed on behalf of Company by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.3(a) and (b) above has been satisfied.

          Certificate of Secretary of Company. Parent and Merger Sub shall have been provided with a certificate executed by the Secretary of Company certifying:

            Resolutions duly adopted by the Board of Directors and the shareholders of Company authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

            The Certificate of Incorporation and Bylaws of Company, as in effect immediately prior to the Effective Time, including all amendments thereto; and

            the incumbency of the officers of Company executing this Agreement and all agreements and documents contemplated hereby.

        Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that Company has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with the Merger as set forth in Sections 5.2(a), (c) and (d).

        Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission of other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Parent's conduct or operation of the business of Company, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

        Legal Opinion. Parent shall have received a legal opinion from Company's legal counsel, in substantially the form of Exhibit D.

        Tax Opinion. Parent shall have received the written opinion of Parent's legal counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as representations of Parent, Merger Sub and Company and the Selling Shareholders and the parties agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinion.

        Audited Balance Sheet. Parent shall have received the Audited Balance Sheet on or prior to 3 days before the Closing.

        FIRPTA Certificate. Company shall, prior to the Closing Date, provide Parent with a properly executed FIRPTA Notification Letter and a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of Company upon the Closing of the Merger, as set forth in Section 5.6 above.

        Resignation of Directors and Officers. Parent shall have received letters of resignation from each of the directors and officers of Company in office immediately prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

        Shareholder Investment Representation Statements. Parent shall have received shareholder investment representation statements from each of the shareholders of Company immediately prior to the Effective Time in the form attached hereto as Exhibit E.

        Employees All employment agreements with Company shall have been terminated, Glenn Bingham, Brian Ashton, Craig Martin, Mike Malinchok (provided Parent has received a satisfactory waiver as set forth below), Erick Rodriguez and Bo Warburton shall have entered into employment and noncompetition agreements with Parent or Surviving Corporation satisfactory to Parent, and at least 80% of all other Company employees shall have agreed to continue employment with the Surviving Corporation after the Closing.
        Warrants and Options. There shall be no outstanding warrants or options for Company capital stock and Company shall have delivered to Parent evidence of the agreements made with any former holders of such warrants or options, which shall be satisfactory to Parent.
        Company Taxes. All material Taxes due and payable by Company on or before the Effective Time, or required to be withheld by Company, shall have been paid or withheld, and all material Tax Returns due shall have been made by Company, and Company shall have paid any penalties or fines assessed on Company prior to the Closing Date associated with such Taxes and Tax Returns.
        Termination or Waiver and Release. Company shall have terminated Mr. Michael Malinchok or Parent shall have received a waiver and release in form and substance satisfactory to Parent in its sole discretion, from Star Cite with respect to any agreements not to compete between Mr. Malinchok and Star Cite.
        Parent Board Approval. The Board of Directors of each of Parent and Merger Sub shall have unanimously approved this Agreement and the Merger and all other transactions contemplated hereby.

        Agreement by Shareholders. Parent shall have received execution counterparts executed by all Company Shareholders to an agreement (the "Letter Agreement"), in a form reasonably acceptable to Parent, pursuant to which each Company Shareholder shall have agreed to be bound by the obligations of Company Shareholders pursuant to this Agreement.

        Repayment of Loans to Company Shareholders. Parent shall have received written evidence, reasonably satisfactory to Parent, of the performance by Ashton and Martin of their obligations pursuant to Section 5.13.

    Escrow and Indemnification.

      Survival of Representations and Warranties. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and any claims in respect of any breach thereof on the Closing Date may be made on or before (but not after) July 14, 2002; provided further, that if Parent provides written notice describing in reasonable detail matters that may constitute the basis of a breach of any representations and warranties on the Closing Date, then matters referred to in such notice may be asserted after July 14, 2002. Notwithstanding the foregoing, any claims in respect of any such breach regarding Taxes or the matters set forth in Sections 2.26 and 2.27 shall survive the consummation of the Merger for the applicable statute of limitations.

      Escrow Fund. As soon as practicable after the Closing Date, $1,000,000 of the cash portion and 50% of the stock portion of the Aggregate Merger Consideration payable to the shareholders of Company as of the Effective Time (the "Company Shareholders") in the Merger shall, without any act of any Company Shareholder, be deposited with Chase Manhattan Bank and Trust Company, N.A. (or other institution selected by Parent) as escrow agent (the "Escrow Agent"), such deposit to constitute the escrow fund (the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement. In the event that any Damages (as defined below) arise, the Escrow Fund shall be available to compensate the Parent Indemnified Persons (defined below) pursuant to the indemnification obligations of the Company Shareholders in Section 7.3 and in accordance with the Escrow Agreement. If the Escrow Fund is depleted, Parent Indemnified Persons may seek indemnification directly against Indemnitor in accordance with this Agreement.

      Indemnification.

        Indemnification by Company Shareholders. Subject to the limitations set forth elsewhere in this Section 7, from and after the Effective Time, the Company Shareholders shall defend, indemnify and hold harmless Parent and the Surviving Corporation and their respective affiliates, officers, directors, employees, representatives and agents (Parent, Surviving Corporation and each of the foregoing persons or entities is hereinafter referred to individually as a "Parent Indemnified Person" and collectively as "Parent Indemnified Persons") from and against any and all claims, losses, costs, damages, liabilities, judgments, fines, penalties, interest, fees (including reasonable attorneys' fees) and expenses (collectively, the "Damages"), that any of the Parent Indemnified Persons suffers or incurs by reason of or in connection with:
          The inaccuracy of any representation or warranty of Company or any Company Shareholder contained in this Agreement (including any exhibit or schedule hereto) or in any other agreement, instrument, document or certificate furnished by Company or any Company Shareholder to Parent pursuant to this Agreement or in connection with the transactions contemplated hereby;
          Breach or violation by Company or any Company Shareholder of any covenant or agreement of Company or any Company Shareholder contained in this Agreement (including any exhibit or schedule hereto) or in any other agreement, instrument, document or certificate furnished by Company or any Company Shareholder to Parent pursuant to this Agreement or in connection with the transactions contemplated hereby;
          Any Taxes imposed on any Parent Indemnified Person or Company as well as any related or resulting liability, obligation, loss, cost, fine, penalty, damages (actual, punitive or other), attorneys' fees or expense arising from or relating to taxable periods or portions thereof ending on or before the Effective Time, excluding any Taxes resulting from the Merger itself;
          The failure by Company to (i) cause any outstanding warrants for Company capital stock to be cancelled effective as of the Effective Time, (ii) cause any rights under any plan, program, agreement or arrangement relating to the issuance or grant of any other interest in respect of the Company Capital Stock to be terminated effective as of the Effective Time, or (iii) obtain all necessary consents and acknowledgments (in a form acceptable to Parent) from holders of options and warrants for Company Capital Stock, and take all lawful action, as is necessary to give effect to the provisions of Sections 5.7(a) and (b);
          Violations or alleged violations of the Employee Confidentiality Agreement dated March 1, 1999 between Mike Malinchok and Star Cite Solutions, Inc., as such agreement may have been amended, occurring or alleged to have occurred on or before the Effective Time; or
          The preparation of such audited financial statements of the Company or the Surviving Corporation as shall be required to be filed by Parent under applicable federal securities laws and regulations, up to a total cost of $48,000.
          The making by Company, or the repayment by Ashton and Martin, of the loans referred to in Section 5.13.
        Indemnification by Parent. Subject to the limitations set forth elsewhere in this Section 7, from and after the Effective Time, Parent ("Parent Indemnitor") shall defend, indemnify and hold harmless Selling Shareholders and their respective affiliates, officers, directors, employees, representatives and agents (Selling Shareholders and each of the foregoing persons or entities is hereinafter referred to individually as a "Shareholder Indemnified Person" and collectively as "Shareholder Indemnified Persons") from and against any and all Damages that any of the Shareholder Indemnified Persons suffers or incurs by reason of or in connection with:
          The inaccuracy of any representation or warranty of Parent contained in this Agreement (including any exhibit or schedule hereto) or in any other agreement, instrument, document or certificate furnished by Parent to Selling Shareholders pursuant to this Agreement or in connection with the transactions contemplated hereby;
          Breach or violation by Parent of any covenant or agreement of Parent contained in this Agreement (including any exhibit or schedule hereto) or in any other agreement, instrument, document or certificate furnished by Parent to Selling Shareholders pursuant to this Agreement or in connection with the transactions contemplated hereby; or
          Except for any liability or obligation for which Company Shareholders agreed pursuant to Section 7.3(a) to indemnify Parent Indemnified Persons (regardless of any limitations on Company Shareholders' indemnification obligations contained in Section 7.3(d)), any liability or obligation arising out of or resulting from (A) the operations, activities or transactions of the business of Company at any time after the Effective Time, (B) the use or ownership of the assets, properties or rights of Company at any time after the Effective Time, or (C) any act or omission of Company occurring at any time after the Effective Time.
        Procedure. Within a reasonable time following the determination thereof, a Parent Indemnified Person or a Shareholder Indemnified Person, as the case may be (an "Indemnified Person") shall give the Indemnitor (as defined below) and (if the Indemnified Person is a Parent Indemnified Person) the Escrow Agent notice of any matter which an Indemnified Person has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Damages, if known, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of Indemnitor under this Section 7 with respect to Damages arising from claims of any third party that are subject to the indemnification provided for in this Section 7 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions. If an Indemnified Person shall receive notice of any Third Party Claim, the Indemnified Person shall promptly give Indemnitor notice of such Third Party Claim and shall permit Indemnitor, at its option, to undertake the defense of such Third Party Claim by counsel of its own choice and at its expense; provided, however, that the failure of the Indemnified Person to so promptly notify Indemnitor shall only relieve Indemnitor from its obligation to indemnify the Indemnified Person pursuant to this Section 7 to the extent that Indemnitor is actually prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise). If Indemnitor acknowledges in writing its obligation to indemnify the Indemnified Person hereunder against any Damages that may result from such Third Party Claims (subject to the limitations set forth herein), then Indemnitor shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice (the "Selected Counsel") if it gives notice to the Indemnified Person within 20 calendar days of the receipt of notice of such Third Party Claim from the Indemnified Person of its intention to do so. If Indemnitor elects to assume and control the defense of any such Third Party Claim, the Indemnified Person shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Third Party Claim, but the fees and expenses of such counsel will be at the expense of the Indemnified Person, unless (i)  Indemnitor has agreed to pay such fees and expenses, or (ii) the Indemnified Person has been advised by the Selected Counsel that there may be one or more defenses reasonably available to it which are different from or additional to those available to Indemnitor and which can not be effectively raised by Indemnitor, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnification provided by this Section 7 will be paid by Indemnitor. Expenses of counsel to the Indemnified Person shall be reimbursed on a current basis by Indemnitor if there is no dispute as to the obligation of Indemnitor to pay such amounts pursuant to this Section 7. In the event Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Person shall reasonably cooperate with Indemnitor in such defense and make available to Indemnitor, at Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by Indemnitor. Similarly, in the event the Indemnified Person is, directly or indirectly, conducting the defense against any such Third Party Claim, Indemnitor shall reasonably cooperate with the Indemnified Person in such defense and make available to it, at Indemnitor's expense, all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnified Person. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnified Person) and for which the Indemnified Person is released by the third party claimant and is totally indemnified by Indemnitor, may be settled by Indemnitor without the written consent of the Indemnified Person. No Third Party Claim which is being defended in good faith by Indemnitor shall be settled by the Indemnified Person without the written consent of Indemnitor. For purposes of this Section 7.3(c), the term "Indemnitor" shall refer to the Company Shareholders, severally and not jointly, or Parent, as the case may be.
        Limitations on Indemnification. No claim or claims may be made against an Indemnitor for indemnification pursuant to Section 7.3(a)(i) or Section 7.3(b)(i), as the case may be, unless the collective Damages of the respective Indemnified Persons exceed in the aggregate an amount equal to $50,000, in which case the Indemnitor shall be obligated to the Indemnified Persons for the full amount of the Damages in excess of such amount.
          The Company Shareholders shall be severally and not jointly liable for any indemnification obligations of the Company Shareholders pursuant to this Section 7 in the respective percentages set forth in Section 7.3 of the Company Disclosure Schedule. In addition to the provisions and limitations as provided in (A) Section 7.1 with respect to the period of survival of representations and warranties and indemnification obligations and (B) Section 7.3(d)(i) with respect to dollar amounts of Damages for which indemnification for breaches of representations and warranties is not available, neither Parent (on the one hand) nor the Company Shareholders (on the other hand) in the aggregate shall be liable for Damages for which they would otherwise have indemnification obligations under this Agreement, in excess of an amount equal to the product of the Aggregate Merger Consideration and the total of the percentages set forth on Schedule 7.3 (or, if less than the total of such percentages, 100%).
          The sole remedy for any breach of any representation or warranty contained in this Agreement shall be the indemnification provisions set forth in this Section 7. Notwithstanding the foregoing, nothing herein shall be construed as limiting the rights or remedies that any party hereto may have at equity, including specific performance and injunctive relief, where available.
          Notwithstanding any other provision of Section 7, the limitations contained in Section 7 with respect to a party's indemnification obligations shall not apply (i) in any instance where a claim for indemnification against that party is based on the fraud of that party or (ii) to any Damages suffered by a Parent Indemnified Person resulting from Company's employment or termination of Mr. Michael Malinchok.
        Treatment of Indemnification. Any indemnification payment pursuant to this Section 7 shall constitute an adjustment to the Aggregate Merger Consideration.

    Termination, Amendment and Waiver.

      Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Company, this Agreement may be terminated and the Merger may be abandoned:

        by mutual consent duly authorized by the Boards of Directors of each of Parent and Company;

        by either Parent or Company, if, without fault of the terminating party:

          the Effective Time shall not have occurred on or before September 30, 2000 (or such later date as may be agreed upon in writing by the parties);

          there shall be any applicable federal or state law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          the Shareholders' Meeting shall have been held, and the required approval of the shareholders of Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote duly held at the Shareholders' Meeting or at any adjournment thereof;

        by either Parent or Company, if:

          the Board of Directors of Company shall have withdrawn or modified, or shall have resolved to withdraw or modify, its recommendation of this Agreement or the Merger in a manner adverse to Parent, or the Board of Directors of Company shall have recommended any Takeover Proposal;

          Company receives an unsolicited proposal that constitutes a Takeover Proposal, and either (A) Company (or its Board of Directors) breaches its obligations to promptly notify Parent pursuant to Section 4.3, or (B) the Board of Directors of Company fails to terminate discussions with the maker of such proposal and its agents within 5 calendar days after such proposal is first received by Company or any of its officers, directors or agents;

          a tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of Company is commenced, and the Board of Directors of Company, within 5 calendar days after such proposal is first received by Company or any of its officers, directors or agents, fails to recommend against acceptance of, or takes no position with respect to the acceptance of, such tender offer or exchange offer by Company's shareholders; or

          any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of the Company Capital Stock;

        by Parent, if:

          Company shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar business days of receipt by Company of written notice of such breach, provided that Parent is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured;

          for any reason Company fails to call and hold the Shareholders' Meeting, or to have received the signatures of all Company shareholders on the Shareholders' Written Consent, by August 15, 2000; or

          holders of more than 90% of the capital stock of Company have not voted in favor of the Merger by August 15, 2000;

        by Company, if Parent shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days following receipt by Parent of written notice of such breach, provided that Company is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured.

      Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or Company or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 8.3 (Expenses) and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

      Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated including, without limitation, filing fees and the fees and expenses of advisors, accountants, legal counsel and financial printers in an amount in excess of $25,000, incurred by the Company and the shareholders of the Company shall be paid by the shareholders of the Company, and any such costs and expenses incurred by Parent or Merger Sub shall be paid by Parent.

      Amendment. The boards of directors of the parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Company or Merger Sub shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Company Capital Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the shareholders of Company or Merger Sub.

      Extension; Waiver. At any time prior to the Effective Time any party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    General Provisions.

      Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice, if to Parent or Merger Sub, to:

        GetThere Inc.
        4045 Campbell Avenue
        Menlo Park, CA 94025
        Attention: President
        Facsimile No.: 650-752-1525
        Telephone No.: 650-752-1500

        with a copy to:

        Orrick, Herrington & Sutcliffe LLP
        Old Federal Reserve Bank Building
        400 Sansome Street
        San Francisco, CA 94111
        Attention: Richard V. Smith, Esq.
        Facsimile No.: 415-773-5759
        Telephone No.: 415-392-1122

        if to Company, to:

      PlanSite Corporation, d/b/a/ All Meetings.com

      975 American Pacific Drive, Suite 101

      Henderson, NV 89014

      Attention: President
      Facsimile No.: (702) 914-8201
      Telephone No.: (702) 558-9900

      with a copy to:

      Parr Waddoups Brown Gee & Loveless

      185 South State Street, Suite 1300

      Salt Lake City, UT 84111

      Attention: Douglas C. Waddoups, Esq.
      Facsimile No.: (801) 532-7750
      Telephone No.: (801) 532-7840

      Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 14, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

      Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.6(a)-(c) and (f), 1.7. 1.8, 1.11; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

      Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

      Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 9.10 shall be binding upon the parties and their respective successors and assigns.

  [Signature Page Follows]

  Company, Selling Shareholders, Parent and Merger Sub have executed this Agreement as of the date first written above.

  COMPANY

  PLANSITE CORPORATION

  d/b/a ALLMEETINGS.COM

  By: /s/ Glenn G. Bingham

  Name: Glenn G. Bingham

  (Print)

  Title: President

  PARENT

  GETTHERE INC.

  By: /s/ Ken Pelowski

  Name: Ken Pelowski

  (Print)

  Title: Chief Operating Officer and CFO

  MERGER SUB

  GETTHERE.COM ACQUISITION CORP.

  By: /s/ Ken Pelowski
  Name: Ken Pelowski

  (Print)

  Title: Chief Operating Officer and CFO

  SELLING SHAREHOLDERS

  /s/ Brian Ashton

  Brian Ashton

  /s/ Glenn G. Bingham

  Glenn Bingham

  /s/ Craig Martin

  Craig Martin

  EXHIBITS

  Exhibit A - Escrow Agreement

  Exhibit B - Tax Representation Letters

  Exhibit C - Legal Opinion from Parent's Counsel

  Exhibit D - Legal Opinion from Company's Counsel

  Exhibit E - Shareholder Investment Representation Statement

  EXHIBIT A

  ESCROW AGREEMENT

  This Escrow Agreement (this "Agreement") is entered into as of July __, 2000 by and among GetThere Inc., a Delaware corporation (the "Parent"), Brian Ashton ("Ashton"), Glenn Bingham ("Bingham"), Craig Martin ("Martin") (Ashton, Bingham and Martin collectively referred to herein as "Selling Shareholders"), the other Company shareholders signatory hereto ("Other Shareholders", and, together with Selling Shareholders, "Company Shareholders") and Chase Manhattan Bank and Trust Company, N.A. ("Escrow Agent").

  RECITALS

  A. Parent, GetThere.com Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ( "Merger Sub"), Plansite Corporation d/b/a AllMeetings.com, a Nevada corporation ("Company"), and Selling Shareholders have entered into an Agreement and Plan of Merger, dated as of July 14, 2000 (the "Merger Agreement"), pursuant to which Company will merge with and into Merger Sub with Merger Sub remaining as the surviving corporation (the "Surviving Corporation") (such merger, the "Merger"), and Company Shareholders, Merger Sub and Parent have entered into an agreement, dated as of _______ __, 2000, pursuant to which Other Shareholders have agreed to be bound by the obligations of Company Shareholders pursuant to the Merger Agreement.

  B. Pursuant to the Merger Agreement, Company Shareholders will receive the Aggregate Merger Consideration, of which $1,000,000 and 50% of the shares of Parent Common Stock comprising the stock portion thereof are to be deposited into the escrow fund provided for hereby. The Merger Agreement provides that the escrow fund provided for hereby will nonexclusively secure the indemnification obligations of Company Shareholders to Parent, Surviving Corporation and each of their respective affiliates, officers, directors, employees, representatives and agents under the Merger Agreement, on the terms and subject to the conditions set forth herein.

  AGREEMENT

  The parties agree as follows:

    Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

    Consent of Selling Shareholders/Appointment of Shareholder Representative.

      Each Company Shareholder hereby agrees to the establishment of the Escrow Fund (as defined below in Section 3) to secure the indemnification obligations of Company Shareholders under Section 7 of the Merger Agreement and all of the other terms, conditions and limitations set forth in this Agreement.
      The Company Shareholders shall have a right to designate a shareholder representative (the "Shareholder Representative") under this Agreement by the vote of a majority of the Proportionate Interests of the Company Shareholders. The Company Shareholders hereby consent to the appointment of Glenn Bingham as the initial Shareholder Representative. Furthermore, the Company Shareholders hereby appoint the Shareholder Representative to act as the Company Shareholders' attorney-in-fact, in the Company Shareholders' name, to take any and all actions that may on the Company Shareholders' part or on the part of the Shareholder Representative, be necessary or appropriate pursuant to the terms of this Agreement or the Merger Agreement, including, without limitation, the provisions of Section 7 of the Merger Agreement, and to take any and all other actions as said attorney-in-fact, in his sole discretion, deems necessary or advisable in connection with the Merger. The Shareholder Representative shall not be liable to the Company Shareholders for any action taken or omission made in good faith, and the Company Shareholders hereby ratify all that the Shareholder Representative may do or cause to be done pursuant to this appointment and power of attorney. The Shareholder Representative shall be entitled to appoint a substitute Shareholder Representative should he be unable to perform hereunder. THE AUTHORITY CONFERRED BY THIS POWER OF ATTORNEY IS IRREVOCABLE (EXCEPT UPON THE VOTE OF A MAJORITY OF THE PROPORTIONATE INTERESTS) AND, AS THE COMPANY SHAREHOLDERS ARE SHAREHOLDERS OF COMPANY, IS DEEMED COUPLED WITH AN INTEREST AND SHALL SURVIVE ANY EVENTUALITY AFFECTING COMPANY OR THE COMPANY SHAREHOLDERS.

    Escrow and Indemnification.

      Escrow Fund. On the Closing Date, Parent shall deposit with Escrow Agent $1,000,000 in cash (the "Escrow Cash") and 50% of the shares of Parent Common Stock issued in the Merger (the "Escrow Shares"); provided, that the Escrow Shares shall consist of the shares of Parent Common Stock that are, pursuant to Section 1.6(a)(iii) of the Merger Agreement, not transferable until the second or third anniversary date of the Closing. The Escrow Cash and Escrow Shares are referred to herein collectively as the "Escrow Fund." The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. Escrow Agent agrees to accept delivery of the Escrow Fund and to hold such Escrow Fund in escrow subject to the terms and conditions of this Agreement and Section 7 of the Merger Agreement.
      Investment of Escrow Cash. Escrow Agent shall invest the Escrow Cash as directed in writing by the Shareholder Representative in any of the following:
        obligations issued by or guaranteed by the United States of America or any agency or instrumentality thereof;
        certificates of deposit of or interest bearing accounts with national banks or corporations endowed with trust powers, including Escrow Agent, having capital and surplus in excess of $100,000,000;
        commercial paper that at the time of investment is rated A-1 by Standard and Poor's Corporation or P-1 by Moody's Investor Service;
        repurchase agreements with any bank or corporation described in clause (ii), above, fully secured by obligations described in clause (i), above; or
        any money market fund registered under the Investment Company Act of 1940, as amended, for which Escrow Agent or an affiliate thereof is the adviser.

      If no such investment instructions are given, the Escrow Cash shall be invested in a cash escrow account with the Escrow Agent. Such investment shall earn interest at a rate tied to the 30 day LIBOR, less 100 basis points. Such interest will be computed daily and credited to the account monthly. The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated above or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Cash.

      Any interest or other income earned on the Escrow Cash shall be paid to Company Shareholders in accordance with their respective proportionate interests in the Escrow Cash and Escrow Shares, as set forth in Exhibit 1 hereto (the "Proportionate Interests"), upon the release of the Escrow Cash to such holders pursuant to Section 5 below. (Exhibit 1 hereto shall be identical to Section 7.3 of the Company Disclosure Schedule to the Merger Agreement.)

      Dividends and Voting Rights. So long as the escrow is in effect and any part of the Escrow Fund has not been delivered and released to the Company Shareholders or to Parent as provided in Section 4 hereof, any dividends or distributions (other than shares of Parent Common Stock distributed in connection with a subdivision or split of Parent Common Stock) that are paid, issued or made by Parent in respect of the Escrow Shares (collectively, the "Distributions") or in respect of any such Distributions, shall be immediately delivered to the Company Shareholders. Any distributions of shares of Parent Common Stock that are issued or made by Parent in respect of Escrow Shares as part of a subdivision or split of Parent Common Stock shall be immediately delivered to the Escrow Agent and shall be held in escrow on the same terms and conditions as those applied to the Escrow Shares hereunder. As used herein, the term "Escrow Shares" shall include all Parent Common Stock issued in connection with a subdivision or split of Parent Common Stock. The Company Shareholders shall have the right to vote the Escrow Shares deposited in the Escrow Fund for their account so long as such Escrow Shares are held in escrow, and Parent shall take all steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Company Shareholders shall retain and be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions of this Agreement.
      Indemnification. The Company Shareholders have agreed in Section 7 of the Merger Agreement to indemnify and hold harmless each of the Parent, Surviving Corporation and each of their respective affiliates, officers, directors, employees, representatives and agents (Parent, Surviving Corporation and each of the foregoing persons and entities is referred to hereinafter as a "Parent Indemnified Person" and collectively as "Parent Indemnified Persons") from and against Damages (as defined in Section 7.3 of the Merger Agreement). The Escrow Fund shall be nonexclusive security for the indemnification obligations of Company Shareholders, subject to the limitations, and in the manner provided, in this Agreement and the Merger Agreement.

    Administration of Escrow Fund. Escrow Agent shall administer the Escrow Fund as follows:

      Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period (as defined in Section 5 below), in accordance with the terms of this Agreement and the Merger Agreement and not as the property of Parent, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.
      Upon receipt by Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by a duly authorized officer of Parent (an "Officer's Certificate"):
        stating that Parent, Surviving Corporation or any other Parent Indemnified Person has paid or incurred Damages, and specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or incurred and the nature of the breach of the Merger Agreement or matter to which such item is related,

      Escrow Agent shall, subject to the provisions of Sections 4(c) and 4(d) below, deliver to Parent out of the Escrow Fund, as promptly as practicable, an amount equal to such Damages in accordance with the provisions of Section 4(e) below.

      Objections to Claims. At the time of delivery of any Officer's Certificate to Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative by the Escrow Agent. For a period of 30 days after receipt of the Officer's Certificate, Escrow Agent shall make no delivery to Parent from the Escrow Fund pursuant to Section 4(b) hereof unless Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such 30-day period, Escrow Agent shall make delivery from the Escrow Fund in accordance with Section 4(b) and Section 4(e) hereof, provided that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Escrow Agent and Parent prior to the expiration of such 30-day period.
      Resolution of Conflicts; Arbitration.
        In case the Shareholder Representative shall so object in writing to any claim or claims made in any Officer's Certificate, the Company Shareholders and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims within 45 days after Escrow Agent's receipt of the Shareholder Representative's written objection to the claim pursuant to Section 4(c) hereof (the "Negotiation Period"). If the Company Shareholders and Parent should so agree during the Negotiation Period, a memorandum setting forth such agreement shall be prepared and signed by Parent and the Shareholder Representative and shall be furnished to Escrow Agent. Escrow Agent shall be entitled to rely on any such memorandum and distribute the Escrow Cash and/or Escrow Shares from the Escrow Fund in accordance with the terms thereof.
        If no such agreement has been reached by the end of the Negotiation Period, either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained by settlement or a non-appealable decision of a court of competent jurisdiction or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator, selected by mutual agreement of the parties or otherwise in accordance with the then prevailing rules of the American Arbitration Association as adopted by the State of California. The arbitration shall be conducted in San Francisco, California. The written decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 4(c) hereof, Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. The arbitrator shall award reimbursement to the prevailing party in the arbitration of its reasonable expenses of the arbitration (including costs and reasonable attorneys' fees). The award of the arbitrator shall be the sole and exclusive monetary remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, any party shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.
      Delivery of Adjusted Damages. Escrow Agent shall pay the amount of the Damages payable to Parent pursuant to the preceding subsections of this Section 4 (the "Adjusted Damages") first out of the Escrow Cash. In the event that the Adjusted Damages exceed the Escrow Cash then remaining in the Escrow Fund (the "Excess Adjusted Damages"), Escrow Agent shall, if any Excess Adjusted Damages remain unpaid by Company Shareholders as provided below 30 days after Escrow Agent's receipt of the Officer's Certificate, sell the minimum number of Escrow Shares necessary to pay the applicable Company Shareholder's unpaid Proportionate Interest in the Excess Adjusted Damages (plus to cover any expenses of Escrow Agent in connection with such sale) and deliver the proceeds of such sale to Parent. Any portion of the proceeds of such sale not paid to Parent shall be paid to the Company Shareholder on whose behalf the sale of the Escrow Shares occurred. Each Company Shareholder may, at the option of such Company Shareholder, pay such Company Shareholder's Proportionate Interest in the Excess Adjusted Damages in cash within 30 days after Escrow Agent's receipt of the Officer's Certificate, in which case Escrow Shares with a value equal (or as nearly equal as possible) to the amount of such payment shall be released from the Escrow Fund and shall be delivered to such Company Shareholder. For purposes of the preceding sentence of Section 4(e), each Escrow Share shall be deemed to have a value equal to the average closing price of a share of Parent Common Stock on the Nasdaq National Market for the 5 trading days prior to the date of payment by the applicable Company Shareholder to Parent of such Company Shareholder's Proportionate Interest in the Excess Adjusted Damages.

    Release of Escrow Fund. Subject to the following requirements, the Escrow Fund shall remain in existence from the Closing Date until July 14, 2002 (the "Escrow Period"). Upon the expiration of the Escrow Period, the Escrow Fund shall terminate with respect to all Escrow Cash and Escrow Shares then remaining in the Escrow Fund, and such Escrow Cash and Escrow Shares shall be delivered to each Company Shareholder in accordance with its Proportionate Interest, provided, that Escrow Agent has received written payment instructions for such payments from the Company Shareholder entitled thereto; provided, however, that an amount of Escrow Cash and/or Escrow Shares, which, in the reasonable judgment of Parent, subject to the objection of the Shareholder Representative and the subsequent negotiation and arbitration of the matter in the manner provided in Section 4 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to July 14, 2002 shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved; provided further, that Parent agrees to notify Escrow Agent in writing of the expiration of the Escrow Period. As soon as all such claims have been resolved, Escrow Agent shall deliver to the Company Shareholders all Escrow Cash, Escrow Shares and other property then remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Cash, Escrow Shares and other property to the Company Shareholders pursuant to this Section 5 shall be made in accordance with each Company Shareholder's Proportionate Interest in the Escrow Cash and Escrow Shares.

    Escrow Agent's Duties.

      Parent and the Company Shareholders acknowledge and agree that Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and as set forth in any additional written escrow instructions which Escrow Agent may receive after the date of this Agreement that are signed by an officer of Parent and the Company Shareholders; (ii) shall not be obligated to take any legal or other action hereunder which might in its reasonable judgment involve expense or liability unless it shall have been furnished with indemnity reasonably acceptable to it; and (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof.
      Escrow Agent is hereby expressly authorized to disregard any and all warnings, other than notices provided in accordance with Section 4 hereof, given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or a written decision of any arbitrator pursuant to Section 4(d), and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or written decision of any arbitrator. In case Escrow Agent obeys or complies with any such order, judgment or decree of any court or written decision of any arbitrator, Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or decision being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
      Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.
      Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with Escrow Agent.
      Neither Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Subject to Section 6(g) below, Parent and the Company Shareholders (collectively, the "Indemnifying Parties") covenant and agree to jointly and severally indemnify Escrow Agent and hold it harmless from and against any fee, loss, liability or expense (including reasonable attorney's fees and expenses) (a "Loss") incurred by Escrow Agent arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement or with the administration of its duties hereunder, unless such Loss shall arise out of or be caused by Escrow Agent's gross negligence, bad faith or willful misconduct; provided, however, that indemnification for Escrow Agent's standard fees and expenses set forth on the fee schedule attached hereto as Exhibit 2 shall be shared equally by Parent and the Company Shareholders; and provided further that the indemnity agreement contained in this Section 6(e) shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of Parent and the Company Shareholders; and provided further that the proceeds of any sale of Escrow Shares by the Escrow Agent pursuant to Section 4(e) shall be applied towards the Escrow Agent's expenses in connection with such sale.
      Notwithstanding Section 7 below, to the extent that Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, Escrow Agent shall satisfy such liability to the extent possible from the Escrow Fund. Subject to Section 6(g) below, Indemnifying Parties agree to jointly and severally indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against Escrow Agent on any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalty or other expense shall arise out of or be caused by the actions of, or a failure to act by, Escrow Agent. No distributions will be made to the Company Shareholders unless Escrow Agent is supplied by them with an original, signed Form W-9 or its equivalent prior to distribution.
      Notwithstanding the joint and several nature of the obligations of Indemnifying Parties under Section 6(e) and 6(f), the Company Shareholders' total collective share of the liability for indemnification of Escrow Agent under Sections 6(e) and 6(f) hereof (the "Indemnification Liability") shall in no event exceed the value of the Escrow Fund then available to pay such liability. Any and all amounts to be paid by the Company Shareholders for their share of the Indemnification Liability shall be payable only out of the Escrow Fund. Subject to the foregoing, each of the Indemnifying Parties shall contribute to the Indemnification Liability in such proportion as is appropriate to reflect the relative fault of each individual Indemnifying Party, including up to all such Indemnification Liability in the case of any tax liability arising from failure to provide correct information with respect to any taxes pursuant to Section 6(f) above. In all cases where there is no such basis for allocating contribution for such Indemnification Liability or except as otherwise provided in Section 6(e), one half of the total Indemnification Liability shall be paid out of the Escrow Fund and allocated pro rata among each of the Company Shareholders according to their Proportionate Interest, and one half of the total Indemnification Liability shall be paid by Parent.
      Escrow Agent shall notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter, of the receipt by Escrow Agent of a written assertion of a claim against Escrow Agent or the Escrow Fund, or any action commenced against Escrow Agent or the Escrow Fund, within fifteen (15) business days after Escrow Agent's receipt of written notice of such claim.
      Escrow Agent may resign at any time upon giving at least 30 days' prior written notice to Parent and the Company Shareholders; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Parent and the Company Shareholders shall use their best efforts to mutually agree upon a successor agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Parent, with the consent of the Company Shareholders, which shall not be unreasonably withheld, shall have the right to appoint a successor escrow agent authorized to do business in California. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. If no successor escrow agent is named, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent. Thereafter, the predecessor Escrow Agent shall be discharged from any further duties and liabilities under this Agreement. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement, and Parent shall reimburse each Company Shareholder for half of its Proportionate Interest in any cost or expense in respect of which such amounts are withheld. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent's corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act. The provisions of Sections 6(e) and 6(f) shall survive the resignation or removal of Escrow Agent or the termination of this Agreement.

    Fees, Expenses and Taxes. Parent and the Company Shareholders agree to pay or reimburse Escrow Agent for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit 2 and pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement. The Escrow Agent shall be entitled to reimbursement upon request for all expenses incurred in connection with Sections 6(e) and 6(f) above, and payment of any legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim by any party hereunder. Taxes incurred with respect to the earnings of the Escrow Fund shall be borne by the Company Shareholders, and the parties agree to treat the Company Shareholders as the owners of all of the Escrow Fund for all tax purposes.

    Miscellaneous.

      Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of all of the parties or their respective permitted successors and assigns. Any amendment or waiver effected in accordance with this Section 8(a) shall be binding upon the parties and their respective successors and assigns.
      Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
      Governing Law; Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Except for matters required to be submitted to arbitration as provided herein, each party to this Agreement irrevocably submits to the exclusive jurisdiction of State and Federal courts located in San Francisco, California for any action, suit proceeding (administrative or otherwise) arising out of this Agreement.
      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
      Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
      Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

      If to Parent:

      GetThere Inc.
      4045 Campbell Avenue
      Menlo Park, CA 94025
      Attention: President
      Facsimile No.: 650-752-1525
      Telephone No.: 650-752-1500

      with a copy to:

      Orrick, Herrington & Sutcliffe LLP
      Old Federal Reserve Bank Building
      400 Sansome Street
      San Francisco, CA 94111
      Attention: Richard V. Smith, Esq.
      Facsimile No.: 415-773-5759
      Telephone No.: 415-392-1122

      If to the Shareholder Representative and/or Company Shareholders:

      Glenn Bingham
      _____________
      _____________
      Facsimile No.: _____________
      Telephone No.: _____________

      To the address set forth below each Company Shareholder's name on the signature page hereto.

      If to the Escrow Agent:

      Chase Manhattan Bank and Trust Company, N.A.
      Capital Markets Fiduciary Services Group
      101 California Street, Suite 2725
      San Francisco, CA 94111
      Attention: James Myers
      Facsimile No.: 415-693-8850
      Telephone No.: 415-954-9526

      Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
      Entire Agreement. Except as set forth in the Merger Agreement, this Agreement is the product of all of the parties hereto, and constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.
      Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
      Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit 3 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Parent or the Company Shareholders to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

[Signature Page Follows]

The parties have executed this Agreement as of the date first above written.

PARENT:

GETTHERE INC.

By:

Name:

(print)

Title:

SELLING SHAREHOLDERS:

Brian Ashton

Glenn Bingham

Craig Martin

OTHER SHAREHOLDERS:

Name:
Address:

Name:
Address:

Name:
Address:

ESCROW AGENT:

CHASE MANHATTAN BANK AND TRUST COMPANY, N.A.

By:

Name:

(print)

Title:

EXHIBIT 1

TO ESCROW AGREEMENT

PROPORTIONATE INTERESTS

EXHIBIT 2

TO ESCROW AGREEMENT

Chase Manhattan Bank and Trust Company, N.A.
101 California Street, Ste 2725
San Francisco, CA 94111

Schedule of Fees for Escrow Services

EXHIBIT 3

TO ESCROW AGREEMENT

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to GetThere Inc.:

Name Telephone Number

1. Robert A. Brown __650-752-1543_________

2. ______________________ _______________________

3. ______________________ _______________________

If to the Shareholder Representative:

Name Telephone Number

1. Glenn Bingham _______________________

2. ______________________ _______________________

3. ______________________ _______________________

Telephone call-backs shall be made to each party if joint instructions are required pursuant to this Escrow Agreement.

Exhibit B-1

OFFICER'S CERTIFICATE

Plansite Corporation

975 American Pacific Drive, Suite 101

Henderson, NV 89014

July __, 2000

Orrick, Herrington & Sutcliffe LLP Parr Waddoups Brown Gee & Loveless

400 Sansome Street 185 South State Street, Suite 1300

San Francisco, CA 94111 Salt Lake City, UT 84111

Re: Agreement and Plan of Merger (the "Agreement"), dated as of July 14, 2000, among GetThere Inc., a Delaware corporation ("Parent"), GetThere.com Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Plansite Corporation d/b/a AllMeetings.com, a Nevada corporation ("Company").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions pursuant to Sections 6.2(f) and 6.3(g) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

After review of relevant financial records and consultation with Company counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned officer of Company hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger:

(1) The descriptions of the Merger and any transactions related thereto with respect to Company in the Agreement are true, correct, and complete in all material respects; none of the material terms and conditions therein have been waived or modified (except as provided in the document) by Company; and Company has no plan or intention to waive or modify any such material term or condition.

(2) The Aggregate Merger Consideration will be approximately equal to the fair market value of the Company Capital Stock owned by the Company stockholders immediately prior to the Effective Date, as determined by arm's length negotiations between the respective managements of Company and Parent.

(3) Neither the Company stockholders nor the Company has taken or agreed to take any action that might cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. No Company stockholders have a plan or intention to sell or otherwise transfer to Parent, Merger Sub or to any other person related to Parent within the meaning of Treasury Regulations Section 1.368-1(e)(2) any Parent Common Stock received in the Merger.

(4) Merger Sub will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, amounts paid by Company to dissenters, amounts paid by Company immediately preceding the Merger or in contemplation of the Merger to stockholders (other than in the ordinary course of business) who receive cash or other property, Company assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Company immediately preceding the Merger (or in contemplation of the Merger), will be included as assets of Company held immediately prior to the Merger.

(5) The liabilities of Company assumed by Merger Sub and the liabilities to which the transferred assets of Company are subject were incurred by Company in the ordinary course of its business. At the Effective Time of the Merger, the Company will have no accrued but unpaid dividends on Company Capital Stock

(6) Except as otherwise provided in Section 8.3 of the Agreement, the Company and its stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

(7) There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired, or will be settled at a discount.

(8) Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

(9) Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code.

(10) The fair market value of the assets of Company transferred to Merger Sub will equal or exceed the sum of the liabilities assumed by Merger Sub, plus the amount of liabilities, if any, to which the assets are subject.

(11) The total fair market value of the Parent Common Stock to be issued to the Company shareholders at the Effective Time of the Merger will be at least forty percent (40%) of the aggregate value of all consideration being paid in the Merger in exchange for the Company Capital Stock.

(12) The total cash consideration that will be paid in the transaction to Company shareholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to Company shareholders in exchange for their shares of Company capital stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash for the fractional shares of Parent Common Stock in an amount equal to or greater than the value of one full share of Parent Common Stock.

(13) The business conducted by the Company immediately prior to the Merger is the Company's historic business.

(14) The Company's principal reasons for entering into the Merger are bona fide business reasons not related to taxes.

(15) Neither Company nor Merger Sub will take any position on any income or franchise tax return, or take any other return position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a taxing authority; and each will file all required information with its federal income tax return with respect to the Merger.

(16) Any reduction of the cash portion of the Merger Consideration attributable to the Company options exercised between the date of the Agreement and the Effective Date was negotiated as a purchase price reduction.

(17) The individual executing this certificate on behalf of Company is authorized to make all of the representations set forth herein with respect to Company.

I understand that Orrick, Herrington & Sutcliffe LLP and Parr Waddoups Brown Gee & Loveless will rely on this certificate in rendering the opinions required pursuant to Sections 6.2(f) and 6.3(g) of the Agreement concerning certain of the federal income tax consequences of the Merger. Orrick, Herrington & Sutcliffe LLP and Parr Waddoups Brown Gee & Loveless may rely, without further inquiry, on the accuracy of the foregoing representations for purposes of rendering its respective opinion and the undersigned hereby consents to Orrick, Herrington & Sutcliffe LLP and Parr Waddoups Brown Gee & Loveless referencing this certificate in its opinion.

IN WITNESS WHEREOF, I have, on behalf of the below-named corporation, executed this certificate as of this ___ day of July, 2000.

PLANSITE CORPORATION

By: ______________________________
Its: ______________________________

Exhibit B-2

OFFICERS' CERTIFICATE

GetThere Inc.
4045 Campbell Avenue
Menlo Park, CA 94025

July __, 2000

Orrick, Herrington & Sutcliffe LLP Parr Waddoups Brown Gee & Loveless

400 Sansome Street 185 South State Street, Suite 1300

San Francisco, CA 94111 Salt Lake City, UT 84111

Re: Agreement and Plan of Merger (the "Agreement"), dated as of July __, 2000, among GetThere Inc., a Delaware corporation ("Parent"), GetThere.com Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Plansite Corporation d/b/a AllMeetings.com, a Nevada corporation ("Company").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions pursuant to Sections 6.2(f) and 6.3(g) of the Agreement regarding certain federal income tax consequences of the Merger. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement.

After review of relevant financial records and consultation with Company counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned officer of Company hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger:

(1) The descriptions of the Merger and any transactions related thereto with respect to Parent and Merger Sub in the Agreement are true, correct, and complete in all material respects; none of the material terms and conditions therein have been waived or modified (except as provided in the document) by Parent or Merger Sub; and neither Parent nor Merger Sub has any plan or intention to waive or modify any such material term or condition.

(2) The Aggregate Merger Consideration will be approximately equal to the fair market value of the Company Capital Stock owned by the Company stockholders immediately prior to the Effective Date, as determined by arm's length negotiations between the respective managements of Company and Parent.

(3) Neither the Parent nor the Merger Sub has taken or agreed to take any action that might cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

(4) Prior to the Merger, Parent will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

(5) Following the Merger, Merger Sub will not issue additional shares of its stock that would result in Parent losing control of Merger Sub within the meaning of Section 368(c) of the Code if such issuance of additional shares would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

(6) Parent has no plan or intention to reacquire any of its stock issued in the Merger. No person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) and no person acting as an intermediary for Parent or such related person has a plan or intention to acquire any of the Parent Common Stock issued in the Merger

(7) Following the Merger, Merger Sub will continue the historic business of Company or use a significant portion of Company business assets in a business, within the meaning of Treasury Regulation Section 1.368-1(d).

(8) Parent has no plan or intention to liquidate Merger Sub, to merge Merger Sub with or into another corporation, to sell or otherwise dispose of any of the stock of Merger Sub, or to cause Merger Sub to sell or otherwise dispose of any of the assets of Company acquired in the Merger, except for dispositions made in the ordinary course of business and transfers described in Treasury Regulation Section 1.368-2(k).

(9) Except as otherwise provided in Section 8.3 of the Agreement, Parent and Merger Sub will each pay their respective expenses, if any, incurred in connection with the Merger.

(10) There is no intercorporate indebtedness existing between Parent and Company or between Merger Sub and Company that was issued, acquired, or will be settled at a discount.

(11) Neither Parent nor Merger Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

(12) No stock of Merger Sub will be issued in the Merger.

(13) The total fair market value of the Parent Common Stock to be issued to the Company shareholders at the Effective Time of the Merger will be at least forty percent (40%) of the aggregate value of all consideration being paid in the Merger in exchange for the Company Capital Stock.

(14) The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to Company shareholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to Company shareholders in exchange for their shares of Company capital stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash for the fractional shares of Parent Common Stock in an amount equal to or greater than the value of one full share of Parent Common Stock.

(15) Parent's principal reasons for participating in the Merger are bona fide business reasons not related to taxes.

(16) Neither Parent nor Merger Sub will take any position on any income or franchise tax return, or take any other return position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a taxing authority; and each will file all required information with its federal income tax return with respect to the Merger.

(17) Each of the individuals executing this certificate on behalf of his or her respective corporation is authorized to make all of the representations set forth herein with respect to such corporation.

I understand that Orrick, Herrington & Sutcliffe LLP and Parr Waddoups Brown Gee & Loveless will rely on this certificate in rendering the opinions required pursuant to Sections 6.2(f) and 6.3(g) of the Agreement concerning certain of the federal income tax consequences of the Merger. Orrick, Herrington & Sutcliffe LLP and Parr Waddoups Brown Gee & Loveless may rely, without further inquiry, on the accuracy of the foregoing representations for purposes of rendering its respective opinion and the undersigned hereby consents to Orrick, Herrington & Sutcliffe LLP and Parr Waddoups Brown Gee & Loveless referencing this certificate in its opinion.

IN WITNESS WHEREOF, I have, on behalf of the below-named corporation, executed this certificate as of this ___ day of July, 2000.

GETTHERE INC.

By: ______________________________
Its: ______________________________

GETTHERE.COM ACQUISITION CORP.

By: ______________________________
Its: ______________________________

Exhibit C-1

Legal Opinion from PARENT's IN-HOUSE Counsel

(i) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Exhibit C-2

Legal Opinion from PARENT's OUTSIDE Counsel

(i) Each of Parent and Merger Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, the Letter Agreement, the Certificate of Merger and the Articles of Merger (collectively, the "Merger Documents"), and to consummate the Merger and the other transactions contemplated thereby. The execution and delivery by Parent of the Merger Documents and the performance by Parent of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of Parent. The Merger Documents have been duly executed and delivered by Parent and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of Parent enforceable in accordance with their terms. The execution and delivery by Merger Sub of the Merger Documents and the performance by Merger Sub of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of Merger Sub. The Merger Documents have been duly executed and delivered by Merger Sub and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of Merger Sub enforceable in accordance with their terms.

(ii) When issued in accordance with the provisions of the Merger Agreement, the shares of Parent Common Stock issued in the Merger will be validly issued, fully paid and non-assessable.

(iii) The execution, delivery and performance as of the date hereof by Parent of the Merger Agreement do not violate the Certificate of Incorporation or the Bylaws of Parent. The execution, delivery and performance as of the date hereof by Merger Sub of the Merger Agreement do not violate the Certificate of Incorporation or the Bylaws of Merger Sub.

(iv) Except for the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Nevada, to our knowledge, no approval, authorization, consent, or approval of, notice to, or filing with any governmental body is required in connection with the execution, delivery, and performance of the Merger Agreement by Parent or Merger Sub and the consummation by Parent or Merger Sub of the transactions contemplated by the Merger Documents, other than such (x) as shall have been made or obtained by the date hereof and as contemplated by the Merger Agreement, (y) which are required under applicable federal, state, or other securities laws or under the HSR Act, and (z) which, if not made or obtained, will not, in the aggregate, have a material adverse effect on Parent or Merger Sub.

Exhibit D

Legal Opinion from Company's Counsel

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties, to lease the properties it currently operates under lease and to carry on its business as now being conducted.

(ii) As of immediately prior to the Effective Time, the authorized capital stock of the Company consisted of ________shares of authorized Company Common Stock, ______ par value per share, of which ________ shares were issued and outstanding and ______ shares of preferred stock, _______ par value per share, consisting, consisting of _____ shares of Series A Preferred Stock of which _______ shares were issued and outstanding, and _______ shares of Series B Preferred Stock of which _______ shares were issued and outstanding. As of immediately prior to the Effective Time, there was no other Company Capital Stock authorized, issued or outstanding. All outstanding shares of Company Capital Stock were duly authorized, validly issued, and to our knowledge, fully paid and non-assessable, and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company.

(iii) Based on a review of the Company's stock and option ledgers and the Officer's Certificate, to such counsel's knowledge, the Company does not have outstanding any options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock.

(iv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement, the Letter Agreement, the Certificate of Merger and the Articles of Merger (collectively, the "Merger Documents"), and to consummate the Merger and the other transactions contemplated thereby. The execution and delivery by the Company of the Merger Documents and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of the Company. The Merger Documents have been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties thereto, constitute the valid and binding obligations of the Company enforceable in accordance with their terms.

(v) Based on a review of the representations and warranties made by the Company Shareholders in the Merger Agreement, the Letter Agreement and the Allocation Agreement, to such counsel's knowledge, each Company Shareholder has full right, power, and authority to enter into, perform, and consummate the transactions contemplated by the Merger Documents. Each of the Merger Agreement and/or the Letter Agreement, as applicable, has been duly executed and delivered by each Company Shareholder and is a legal, valid, and binding obligation of each Company Shareholder, enforceable against each Company Shareholder in accordance with its terms.

(vi) Based upon a review of Company's corporate records, the stock certificates in possession of each Company Shareholder and the representations and warranties made by each Company Shareholder in the Allocation Agreement, to such counsel's knowledge, each Company Shareholder has good and valid title to the shares of Common Stock of Company to be converted in the Merger and delivered by such Company Shareholder pursuant to the Merger Agreement, free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim, option, or equity (other than pursuant to applicable securities laws). To such counsel's knowledge, the shares of Company Capital Stock ("Shares") owned by the Company Shareholders set forth on Schedule __ to the Merger Agreement, constitute all of the issued and outstanding capital stock of Company. Upon delivery of certificates for the Shares to be converted in the Merger and delivered by the Shareholders under the Agreement and the payment therefor as contemplated by the Merger Agreement, good and valid title to all of the then outstanding shares of Company Capital Stock will have been acquired by Parent, free and clear, to such counsel's knowledge, of all liens, pledges, charges, security interests, encumbrances, title retention agreements, adverse claims, options, or equities whatsoever (other than those created by Parent or other than pursuant to applicable securities laws).

(vii) Neither the execution, delivery nor performance by the Company of the Merger Documents, nor the consummation of the transactions contemplated thereby, conflicts with or violates, or will result in any conflict with or violation of, (i) any provision of the Certificate of Incorporation and Bylaws of the Company, (ii)  to such counsel's knowledge, any judgment, order, decree, statute, law, rule or regulation applicable to the Company or its properties or assets, or (iii) any material agreement of the Company as set forth no Exhibit __ hereto.

(viii) Except for the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Nevada, to our knowledge, no approval, authorization, consent, or approval of, notice to, or filing with any governmental body is required in connection with the execution, delivery, and performance of the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated by the Merger Documents, other than such (x) as shall have been made or obtained by the date hereof and as contemplated by the Merger Agreement, (y) which are required under applicable federal, state, or other securities laws, and (z) which, if not made or obtained, will not, in the aggregate, have a material adverse effect on the Company.

(ix) The Merger Documents have been duly approved and adopted by the affirmative vote of holders of at least 90% of the shares of outstanding Company Capital Stock which is sufficient to approve the Merger Agreement, the Certificate of Merger and the Articles of Merger under applicable Delaware Law, Nevada Law and under the Company's Certificate of Incorporation and Bylaws.

Exhibit E

SHAREHOLDERS' REPRESENTATION STATEMENTS

The undersigned purchaser ("Purchaser") hereby makes the following representations to GetThere Inc. (the "Company") in connection with the purchase of Common Stock of the Company (the "Securities").

Purchaser hereby represents and warrants that:

1. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the acquisition of the Securities and, by reason of Purchaser's financial and business experience. Purchaser is capable of evaluating the risks and merits of this investment and of protecting Purchaser's own interests in connection with this investment. Purchaser is an "accredited investor" as defined in Securities and Exchange Commission ("SEC") Rule 501(a).

2. Purchaser has received and reviewed the Agreement and Plan of Merger among the Company, GetThere.com Acquisition Corp., Plansite Corporation d/b/a AllMeetings.com. ("AllMeetings") and certain shareholders of AllMeetings, other documents and all other information Purchaser considers necessary or appropriate for deciding whether to purchase the Securities. Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from the Company and its officers and employees regarding the terms and conditions of purchase of the Securities and regarding the business, financial affairs and other aspects of the Company and has further had the opportunity to obtain any information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which Purchaser deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to Purchaser.

3. Purchaser acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the Nevada blue sky laws or any other applicable blue sky laws in reliance, in part, on the representations and warranties herein. Such Securities are being acquired by Purchaser for investment purposes for Purchaser's own account only and not for or with a view to sale or distribution of all or any part of such Securities except in accordance with applicable law. No other person will have any direct or indirect beneficial interest in the Securities except for the beneficiaries of any trust executing below.

4. Purchaser understands that the Securities are "restricted securities" under the federal securities laws in that such securities will be acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely.

5. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities purchased hereunder unless and until:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

(b) (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company Purchaser shall have furnished Company with a written opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of any securities under the Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

6. Purchaser understands that the certificates evidencing the Securities may bear one or all of the following legends:

(a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT AND PLAN OF MERGER DATED AS OF JULY 14, 2000 AMONG GETTHERE INC., GETTHERE.COM ACQUISITION CORP., PLANSITE CORPORATION, and the other signatories thereto and no transfer of these securities shall be valid or effective until such conditions have been fulfilled. Copies of such agreement may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of GETTHERE INC."

(b) Any legend required by applicable state securities laws.

Executed this day of _____, 2000.

By:_____________________________

Name:___________________________

Title:___________________________

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GETTHERE INC.,
a Delaware corporation

GETTHERE.COM ACQUISITION CORP.,
a Delaware corporation

AND

PLANSITE CORPORATION

D/B/A ALLMEETINGS.COM
a Nevada corporation

BRIAN ASHTON

GLENN BINGHAM

and

CRAIG MARTIN

July 14, 2000

1. The Merger 1

1.1 The Merger 1

1.2 Closing; Effective Time 2

1.3 Effect of the Merger 2

1.4 Certificate of Incorporation; Bylaws 2

1.5 Directors and Officers 2

1.6 Effect on Capital Stock 2

1.7 Surrender of Certificates and Payment 6

1.8 No Further Ownership Rights in Company Capital Stock 7

1.9 Taking of Necessary Action; Further Action 7

1.10 Withholding 8

1.11 Lost, Stolen or Destroyed Certificates 8

2. Representations and Warranties of Company and Ashton, Bingham and Martin 8

2.1 Organization; Subsidiaries 8

2.2 Subsidiaries. 9

2.3 Certificate of Incorporation and Bylaws 9

2.4 Capital Structure 9

2.5 Authority 10

2.6 No Conflicts; Required Filings and Consents 10

2.7 Assets and Liabilities Statement 11

2.8 Entire Business 11

2.9 Related Party Transactions 11

2.10 Absence of Undisclosed Liabilities 11

2.11 Absence of Certain Changes 12

2.12 Litigation 13

2.13 Restrictions on Business Activities 14

2.14 Permits; Company Products; Regulation 14

2.15 Title to Property 14

2.16 Intellectual Property 15

2.17 Taxes 17

2.18 Employee Benefit Plans 19

2.19 Material Contracts 21

2.20 Insurance 23

2.21 Compliance with Laws 23

2.22 Minute Books 23

2.23 Complete Copies of Materials 23

2.24 Brokers' and Finders' Fees 23

2.25 Board Approval 23

2.26 Environmental Matters. 24

2.27 Labor Matters. 24

2.28 Representations Complete 24

3. Representations and Warranties of Parent and Merger Sub 25

3.1 Organization, Standing and Power 25

3.2 Authority 25

3.3 No Conflict; Required Filings and Consents 26

3.4 Litigation 26

3.5 Broker's and Finders' Fees 26

3.6 SEC Filings; Financial Statements. 26

4. Conduct Prior to the Effective Time 27

4.1 Conduct of Business of Company 27

4.2 Audited Balance Sheet. 29

4.3 No Solicitation 30

4.4 Shareholder Approval 30

5. Additional Agreements 31

5.1 Commercially Reasonable Efforts; Further Assurances 31

5.2 Consents; Cooperation 31

5.3 Access to Information 32

5.4 Confidentiality 32

5.5 Public Disclosure 32

5.6 FIRPTA 33

5.7 Termination of Employee Plans, Exercise of Stock Options and Cancellation of Warrants. 33

5.8 State Statutes 34

5.9 Escrow Agreement 34

5.11 Amendment of Schedules. 34

5.12 Offers of Employment 34

5.13 Repayment of Loans to Company Shareholders 34

6. Conditions to the Merger 35

6.1 Conditions to Obligations of Each Party to Effect the Merger 35

6.2 Additional Conditions to Obligations of Company 35

6.3 Additional Conditions to the Obligations of Parent and Merger Sub 37

7. Escrow and Indemnification 40

7.1 Survival of Representations and Warranties 40

7.2 Escrow Fund 40

7.3 Indemnification 40

8. Termination, Amendment and Waiver 44

8.1 Termination 44

8.2 Effect of Termination 45

8.3 Expenses 46

8.4 Amendment 46

8.5 Extension; Waiver 46

9. General Provisions 46

9.1 Notices 46

9.2 Interpretation 47

9.3 Counterparts 47

9.4 Entire Agreement; Nonassignability; Parties in Interest 47

9.5 Severability 48

9.6 Remedies Cumulative 48

9.7 Governing Law 48

9.8 Rules of Construction 48

9.9 Amendments and Waivers 48

DEFINED TERMS

Action 13

Aggregate Cash Portion 2

Aggregate Merger Consideration 2

Agreement 1

Articles of Merger 1

Ashton 1

Assets and Liabilities Statement 11

Audited Balance Sheet 29

Bingham 1

Business Employees 19

Certificate of Merger 1

Certificates 6

Closing 2

Closing Date 2

Code 1

Company 1

Company Authorizations 14

Company Capital Stock 1

Company Disclosure Schedule 8

Company Employee Plans 20

Company Liabilities Date 12

Company Plan 9

Company Shareholders 40

Confidential Information 17

Confidentiality Agreement 32

Damages 40

Delaware Law 1

Discount Percentage 3

Dissenting Shares 5

Effective Time 2

Employee Plans 19

Encumbrances 9

Environmental and Safety Laws 24

ERISA 19

ERISA Affiliate 20

Escrow Agent 40

Escrow Agreement 34

Escrow Fund 40

FIRPTA 33

GAAP 18

Governmental Entity 11

Hazardous Materials 24

HSR Act 11

Indemnified Person 42

Indemnitor 43

Intellectual Property 15

knowledge 8, 25

Letter Agreement 39

Martin 1

Material Adverse Effect 8

Material Contracts 21

Merger 1

Merger Sub 1

multiple employer plan 21

Nevada Law 1

Parent 1

Parent Common Stock 1

Parent Disclosure Schedule 25

Parent Indemnified Person 40

Parent Indemnified Persons 40

Parent Indemnitor 41

Parent SEC Reports 26

Per Share Series A Preferential Consideration 4

prohibited transaction 20

PSMI 19

PSMI Contract 19

PSMI Plans 20

Related Party 11

Remaining Consideration 4

Returns 17

SEC 26

Selected Counsel 42

Selling Shareholders 1

Series A Preferential Consideration 4

Series A Preferred 9

Series B Preferred 9

Shareholder Indemnified Person 41

Shareholder Indemnified Persons 41

Shareholders' Meeting 30

Shareholders' Written Consent 30

Surviving Corporation 1

Takeover Proposal 30

Taxes 17

Third Party Claims 42

Third Party Intellectual Property Rights 16

WARN Act 21

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, (this "Amendment"), dated as of July 27, 2000, by and among GetThere Inc., a Delaware corporation ("Parent"), GetThere.com Acquisition Corp., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Parent, Plansite Corporation d/b/a AllMeetings.com, a Nevada corporation ("Company"), Brian Ashton ("Ashton"), Glenn Bingham ("Bingham") and Craig Martin ("Martin"), amends the Agreement and Plan of Merger, dated as of July14, 2000, by and among Parent, Merger Sub, Company, Ashton, Bingham and Martin (the "July 14th Agreement"). Ashton, Bingham and Martin are collectively referred to herein as the "Selling Shareholders", and individually as a "Selling Shareholder".

BACKGROUND

A. Parent, Merger Sub, Company and the Selling Shareholders entered into an agreement and plan of merger dated as of July 14, 2000, whereby Company would be merged with and into Merger Sub.

B. Subsequent to July 14, 2000, certain information was made available to Parent and Merger Sub concerning circumstances related to the employment of Eric Rodriguez by Company.

C. The parties to the July 14th Agreement wish to amend certain provisions of the July 14th Agreement to address such circumstances.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

  Section 6.3(l) of the July 14th Agreement is hereby amended in its entirety as follows:

  (l) Employees All employment agreements with Company shall have been terminated, Glenn Bingham, Brian Ashton, Craig Martin, Mike Malinchok (provided Parent has received a satisfactory waiver as set forth below), Erick Rodriguez (provided Parent has received a satisfactory waiver as set forth below), and Bo Warburton shall have entered into employment and noncompetition agreements with Parent or Surviving Corporation satisfactory to Parent, and at least 80% of all other Company employees shall have agreed to continue employment with the Surviving Corporation after the Closing.

  Section 6.3(o) of the July 14th Agreement is hereby amended in its entirety as follows:

  (o) Termination or Waiver and Release. (i) Company shall have terminated Mr. Michael Malinchok or Parent shall have received a waiver and release in form and substance satisfactory to Parent in its sole discretion, from Star Cite with respect to any agreements not to compete between Mr. Malinchok and Star Cite, and (ii) Company shall have terminated Mr. Erick Rodriguez or Parent shall have received a waiver and release in form and substance satisfactory to Parent in its sole discretion, from Expedia, Inc. with respect to any agreements not to compete between Mr. Rodriguez and Expedia, Inc..

  Section 7.3(a) of the July 14th Agreement is hereby amended to add new subsection (viii) as follows:

  (viii) Violations or alleged violations of the Expedia, Inc. Employee Agreement dated March 16, 2000 between Eric Rodriguez and Expedia, Inc., as such agreement may have been amended, occurring or alleged to have occurred on or before the Effective Time.

  Schedule 5.12 to the July 14th Agreement is hereby amended to delete the name Erick Rodriguez.
  The July 14th Agreement, as amended hereby, remains in full force and effect.
  Capitalized terms used but not defined herein shall have the meanings designated in the July 14th Agreement.

  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY

PLANSITE CORPORATION

d/b/a ALLMEETINGS.COM

By: /s/ Glenn G. Bingham

Name: Glenn G. Bingham

(Print)

Title: President

PARENT:

GETTHERE INC.

By:/s/ David R. Muhlitner

Name: David R. Muhlitner

(print)

Title:Vice President and General Counsel

MERGER SUB

GETTHERE.COM ACQUISITION CORP.

By: /s/ David R. Muhlitner
Name: David R. Muhlitner

(Print)

Title:Vice President and General Counsel

SELLING SHAREHOLDERS:

/s/ Brian Ashton

Brian Ashton

/s/ Glenn G. Bingham

Glenn Bingham

/s/ Craig Martin

Craig Martin